for

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

ADVANTAGE SOLUTIONS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Advantage Solutions Inc.

8001 Forsyth Boulevard

Suite 1025

Clayton, Missouri 63105

Dear Stockholder:

You are invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Advantage Solutions Inc. (“Advantage”, the “Company”, “we” or “our”), which will be held on May 29, 2024 at 11:00 am Central Time as a virtual meeting. The Annual Meeting will be held in a virtual meeting format only. You will be able to attend the meeting, vote and submit your questions via the Internet by visiting www.proxydocs.com/ADV and entering the control number included on your proxy card. You will not be able to attend the virtual Annual Meeting physically in person.

Attached to this letter are a Notice of Annual Meeting of Stockholders and proxy statement, which describe the business to be conducted at the Annual Meeting.

YOUR VOTE IS IMPORTANT TO US. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting, we urge you to promptly submit your vote via the Internet, telephone or mail.

On behalf of the board of directors and management, I would like to express our appreciation for your continued support.

Very truly yours,

David Peacock

Chief Executive Officer

April 23, 2024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF ADVANTAGE SOLUTIONS INC.

Date and Time:	May 29, 2024 at 11:00 am Central Time.

Place:

The Annual Meeting will be held as a virtual meeting via live webcast on the Internet. Because the meeting is completely virtual and being conducted via the Internet, stockholders will not be able to attend the meeting in person. You will be able to attend the Annual Meeting, vote and submit your questions on the day of the meeting via the Internet by visiting www.proxydocs.com/ADV and entering the control number included on your proxy card.

Items of Business:
•
To elect five Class I directors from the nominees described in the proxy statement;
•
To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024;
•
To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers; and
•
To transact other business that may properly come before the Annual Meeting, or any adjournments or postponements thereof.

Record Date:

The board of directors set April 5, 2024 as the record date for the Annual Meeting (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

Voting:

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. You can vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card or voting instruction card if you requested paper proxy materials. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: Our annual report on Form 10-K for the year ended December 31, 2023 and the 2024 Proxy Statement are available free of charge at: www.proxydocs.com/ADV.

By order of the board of directors,

Bryce Robinson

Chief Legal Officer and Corporate Secretary

April 23, 2024

i

ii

GENERAL INFORMATION

THE ANNUAL MEETING

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Advantage Solutions Inc. (“Advantage,” the “Company,” “we,” “us” and “our”) will take place on May 29, 2024 at 11:00 am Central Time.

This year’s annual meeting will be a completely virtual meeting of stockholders through an audio webcast live over the Internet. There will be no physical meeting location. The meeting will only be conducted via an audio webcast. Please go to www.proxydocs.com/ADV for instructions on how to attend and participate in the Annual Meeting. Any stockholder may attend and listen live to the webcast of the Annual Meeting over the Internet at such website. Stockholders as of the Record Date may vote and submit questions while attending the Annual Meeting via the Internet by following the instructions listed on your proxy card. The webcast starts at 11:00 am Central Time, on May 29, 2024. We encourage you to access the meeting prior to the start time.

You may vote by telephone, over the Internet or by completing, signing, dating and returning your proxy card as soon as possible in the enclosed postage prepaid envelope.

VOTING RIGHTS

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the “stockholder of record,” with respect to those shares. The proxy materials will be sent to you by mail directly by us. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote on the Internet or by phone or mail as instructed in the proxy card to ensure your vote is counted.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. Your brokerage firm, bank, or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares. As a beneficial owner of shares, you are also invited to attend the Annual Meeting virtually. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank, or other agent.

Only holders of the Company’s Class A common stock (“Class A common stock”), as recorded in our stock register at the close of business on April 5, 2024, may vote at the annual meeting. On April 5, 2024, there were 323,938,300 shares of Class A common stock issued and outstanding. As of the date of this proxy statement, the Company has not issued any shares of its preferred stock. Each share of Class A common stock is entitled to one vote per share on any matter submitted to a vote of our stockholders.

ITEMS OF BUSINESS

There are three matters scheduled for a vote:

•
Proposal 1: To elect five Class I directors from the nominees described in this proxy statement;

•
Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year ending December 31, 2024; and

•
Proposal 3: To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.

Aside from the election of directors, the ratification of the selection of our independent registered public accounting firm and the advisory vote on the compensation of the Company’s named executive officers, the Company’s board of directors (“board of directors” or the “Board”) knows of no matters to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons appointed as proxies.

VOTING RECOMMENDATION OF THE BOARD

The Board recommends that you vote your shares:

•
“For” the election of the five nominees described in the proxy statement as Class I directors;

•
“For” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year ending December 31, 2024; and

•
“For” the approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers.

HOW TO VOTE

You may vote “For” or “Withhold” with respect to each nominee to the Board. For Proposals 2 and 3, you may vote “For”, “Against” or abstain from voting. The procedures for voting are outlined below.

If you are a stockholder of record as of the Record Date, you may vote during the Annual Meeting by (i) attending the Annual Meeting virtually and following the instructions posted at www.proxydocs.com/ADV, or (ii) by proxy (x) over the Internet at www.proxypush.com/ADV, (y) by phone by calling 1-844-325-1107 or (z) by signing and returning the proxy card in the enclosed envelope. Whichever method you use, giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. If you submit a proxy but do not specify how to vote, the Company representatives named in the proxy will vote your shares in favor of the director nominees identified in this proxy statement and for Proposals 2 and 3.

Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting virtually and vote during the Annual Meeting if you have already voted by proxy.

If you are a beneficial owner and hold shares through another party, such as a bank or brokerage firm, you may receive material from them asking how you want to vote. Simply follow the instructions to ensure that your vote is counted. To vote in person at the Annual Meeting you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with the notice, or contact your broker, bank, or other agent.

You may receive more than one set of proxy materials depending on how you hold your shares. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope.

REVOKING A PROXY

A stockholder of record may revoke any proxy which is not irrevocable by submitting a new proxy bearing a later date, by voting by telephone or over the Internet, or by delivering to the Corporate Secretary of the Company a revocation of the proxy in writing so that it is received by the Company prior to the Annual Meeting at 8001 Forsyth Boulevard, Suite 1025, Clayton, Missouri 63105. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank, or other agent, or if you have received a proxy from your broker, bank, or other agent giving you the right to vote your shares at the Annual Meeting, by attending the meeting virtually and voting during the meeting.

SOLICITATION

These proxy materials are being provided in connection with the solicitation of proxies by the Company and are first being sent to stockholders on or about April 23, 2024. In addition to this mailing, the Company’s employees may solicit proxies personally, electronically or by telephone. The Company pays the costs of soliciting proxies. We also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

VOTES REQUIRED

The vote required for Proposal 1 for the election of directors by stockholders shall be the plurality of the votes cast with respect to a director nominee. This means that the director nominees receiving the highest number of affirmative ‘for’ votes will be elected. As a result, any shares not voted ‘for’ a particular nominee, whether as a result of a ‘withhold’ vote or a “broker non-vote” (as defined below), will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

Approval of Proposals 2 and 3 requires the affirmative vote of the holders of a majority of the voting power of the shares of stock present at the virtual Annual Meeting or represented by proxy and entitled to vote on the subject matter. For Proposals 2 and 3, an abstention will have the same effect as a vote against the proposal because an abstention represents a share considered present and entitled to vote. Proposal 3 is advisory only and will not be binding on the Company or the Board.

If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares must be voted as you direct. If you do not give voting instructions for Proposal 2 relating to the ratification of the appointment of the Company’s independent registered public accounting firm, the broker may vote your shares at its discretion. For the remaining proposals, including the election of directors, which are “non-routine” matters, the broker cannot vote your shares if you do not give voting instructions with respect to such proposals. When that happens, it is called a “broker non-vote.” Broker non-votes are counted in determining the presence of a quorum at the meeting, but they will have no effect on the voting for Proposals 1 and 3 because they do not represent shares present and entitled to vote.

As of April 5, 2024, Karman Topco L.P. (“Topco”) beneficially owned and had the right to vote 186,801,313 of the issued and outstanding shares of our Class A common stock (representing 57.7% of the voting power) and have advised us that they intend to vote all such shares in accordance with the recommendations of the Board set forth herein with respect to each proposal and nominee. As a result, assuming Topco votes in accordance with such recommendations of the Board, we would have a quorum at the Annual Meeting, and each director nominee would be elected and the other current proposals would be approved.

QUORUM

In order to carry on the business of the meeting, we must have a quorum. This means that the holders of record of a majority of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting must be represented at the Annual Meeting, either by proxy or present at the virtual Annual Meeting.

Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present at the virtual Annual Meeting or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders.

BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS

The following sets forth certain information, as of April 5, 2024 and certain other information for each person who serves as a director with terms expiring at the Annual Meeting, each person who is a nominee for election at the Annual Meeting and each of the continuing directors. References to “the Company” in this section mean the entity Advantage Solutions Inc., formerly known as Conyers Park II Acquisition Corp. References to “Conyers Park” in this section mean such entity before it changed its name.

Name	Age	Position(s)	Classification (Term Expiration)
Christopher Baldwin	61	Director and Nominee	Class I (2027)*
Cameron Breitner	49	Director and Nominee	Class I (2027)*
Virginie Costa	49	Director and Nominee	Class I (2027)*
Timothy J. Flynn	51	Director and Nominee	Class I (2027)*
Brian K. Ratzan	53	Director and Nominee	Class I (2027)*
James M. Kilts	76	Chairman of the Board and Director	Class II (2025)
Jody Macedonio	63	Director	Class II (2025)
Robin Manherz	51	Director	Class II (2025)
Adam Nebesar	43	Director	Class II (2025)
Deborah Poole	40	Director	Class II (2025)
Tiffany Han	35	Director	Class III (2026)
Adam Levyn	40	Director	Class III (2026)
David A. Peacock	55	Chief Executive Officer and Director	Class III (2026)
David J. West	61	Director	Class III (2026)

* Term expiration assuming reelection, at the Annual Meeting.

Christopher Baldwin currently serves as the Non-Executive Chairman of the board of directors of Constellation Brands Inc. (NYSE: STZ), a leading beverage alcohol company. He also serves on the board of directors BJ’s Wholesale Club Holdings, Inc. (NYSE: BJ) (“BJ’s”), a membership-only warehouse chain, and has been a member of the board since 2015, and served as chairman of the board of BJ’s during that time span. Mr. Baldwin has informed BJ’s that he will not stand for re-election when his directorship expires in June 2024. Previously, he was President and Chief Operating Officer of BJ’s in 2015 and also served as Chief Executive Officer of the company from February 2016 until February 2020. He also currently serves as a Managing Partner of CVC Capital Partners (“CVC”), a private equity firm advising funds that indirectly hold equity interests in the Company and Topco. He also served as Chief Executive Officer of Hess Retail Corporation, a global independent energy company, from 2010 to March 2015. He has also held executive roles at Kraft Foods Group, Inc., a food and beverage company, from 2007 to 2010, The Hershey Company, a global confectionary manufacturer, from 2004 to 2007, Nabisco, a manufacturer of cookies and snacks, and The Procter & Gamble Company, a multinational consumer goods corporation. Mr. Baldwin is the former chairman of the board of the National Retail Federation, the world’s largest retail trade association. Mr. Baldwin is also active in the community, serving as an executive board member at Harlem Lacrosse and Leadership, a school-based nonprofit that provides educational intervention, leadership training and lacrosse for at-risk youth. Mr. Baldwin graduated from Siena College in Loudonville, New York with a bachelor’s degree in Economics.

We believe Mr. Baldwin is qualified to serve as a director due to his extensive experience leading consumer and retail businesses and board experience in the retail industry.

Cameron Breitner has served as a director of the Company since October 2020, and of Topco since July 2014. Mr. Breitner is currently a senior advisor to CVC, a private equity firm advising funds that indirectly hold equity interests in the Company and Topco. From 2007 to February 2024, Mr. Breitner was a Managing Partner and the head of CVC’s San Francisco office, overseeing CVC’s private equity activities on the West Coast, and shared responsibility for overseeing the firm’s US private equity investment activities. Prior to joining CVC in 2007, Mr. Breitner worked at Centre Partners, a private equity firm, where he was Managing Director and had worked since 1998. Prior to Centre Partners, Mr. Breitner worked in M&A at Bowles Hollowell Conner & Co., an investment banking firm. Mr. Breitner also serves on the board of directors for Petco and the parent holding company of Worldwide Express & GlobalTranz. Previously, he served on the board of directors for numerous public and private companies, including BJ’s Wholesale Club Holdings, Inc. and Leslie’s Pool Supplies. He received his B.A. in Psychology from Duke University.

We believe Mr. Breitner is qualified to serve as a director due to his knowledge and experience in accounting, finance and capital structure, strategic planning and leadership of complex organizations, consumer and retail businesses, and board practices of other major corporations.

Virginie Costa has served as a director of the Company since October 2020. Ms. Costa has served as Senior Vice President Finance North America of Mondelēz since July 2023. Ms. Costa brings over 20 years of financial and operational experience with brands focused on consumer experience. Ms. Costa was the Global Chief Financial Officer of Wella AG from June 2021 to December 2022 and of Godiva Chocolatier from August 2018 to June 2021. Prior to that, she served at Burberry Americas as the Chief Financial and Operations Officer from February 2013 to August 2018, and Chief Financial Officer from May 2011 to February 2013. She served in a number of executive positions with Hermes of Paris, Inc. in New York City, including as Chief Financial Officer and Chief Operating Officer from December 2005 to May 2011. She began her career in public accounting and consulting at KPMG LLP and Arthur Andersen LLP. Ms. Costa received her “Diplome des Grandes Ecoles de Commerce,” equivalent of an MBA in the United States, at France’s Ecole Superieure de Commerce de Nantes (since renamed as Audencia).

We believe Ms. Costa is qualified to serve as a director due to her extensive experience in accounting and financial matters for global consumer brands.

Timothy J. Flynn has served as a director of the Company since October 2020 and of Topco since July 2014. Mr. Flynn is currently a partner with Leonard Green & Partners, L.P. (“LGP”). Prior to joining LGP in 2003, Mr. Flynn had been a director in the investment banking department of Credit Suisse First Boston (CSFB), a financial services company, which he joined in 2000 following CSFB’s acquisition of Donaldson, Lufkin & Jenrette (DLJ), an investment bank. Mr. Flynn had been with DLJ since 1996 and had previously worked in the Mergers and Acquisitions group at Paine Webber Inc., a financial services company. Mr. Flynn also serves on the boards of the following companies or their affiliates: The Wrench Group, Veritext Legal Solutions, Insight Global and OMNIA Partners, and has served on the boards of CCC Information Services, United States Infrastructure Corp., Pye-Barker, The Container Store, and Tank Holdings Corp., among others. Mr. Flynn served as the chair of The Container Store’s culture and compensation committee. He received his B.A. in Economics and Political Science from Brown University.

We believe Mr. Flynn is qualified to serve as a director due to his particular knowledge and experience in accounting, finance and capital structure, strategic planning and leadership of complex organizations, retail businesses and board practices of other major corporations.

Brian K. Ratzan has served as a director of the Company from its inception. He was the Chief Financial Officer and a Director of Conyers Park from its inception to October 2020. Mr. Ratzan was previously the Chief Financial Officer and a Director of Conyers Park III Acquisition Corp., a publicly traded special purpose acquisition company. Mr. Ratzan has also been a Partner of Centerview Capital Consumer since April 2014. Mr. Ratzan has over 25 years of private equity investing experience. Prior to joining Centerview Capital Consumer, Mr. Ratzan was Partner and Head of U.S. Private Equity at Pamplona Capital Management from January 2012 to February 2014. Prior to joining Pamplona, he was Managing Director and Head of Consumer at Vestar Capital Partners, which he joined in 1998. Mr. Ratzan also previously worked at ‘21’ International Holdings, a private investment firm and in the Investment Banking Group at Donaldson, Lufkin and Jenrette. Since July 2017, Mr. Ratzan has served as a director on the board of directors of The Simply Good Foods Company. Mr. Ratzan previously served on the boards of other consumer companies including Del Monte Foods, The Sun Products Corporation (formerly known as Huish Detergents, Inc.), and Birds Eye Foods, Inc. Mr. Ratzan holds a bachelor’s degree in economics from the University of Michigan, where he was a member of Phi Beta Kappa, and a M.B.A. from Harvard Business School.

We believe Mr. Ratzan is qualified to serve as a director due to his extensive investment management and transactional experience.

James M. Kilts has served as a director of the Company since October 2020 and of Topco since September 2014. Since March 31, 2023, he has served as Chairman of our Board of Directors, a position he also held from October 2020 to April 1, 2022. He also served as Executive Chairman of Conyers Park from its inception to the closing of the transactions contemplated by the Merger Agreement (as defined below). Mr. Kilts is the Founding Partner of Centerview Capital Consumer, founded in 2006. Previously, Mr. Kilts served as Chairman of the Board, Chief Executive Officer and President of Gillette from 2001 until it merged with The Procter & Gamble Company in 2005; at that time he became Vice Chairman of the Board of The Procter & Gamble Company. Prior to Gillette, Mr. Kilts served as President and Chief Executive Officer of Nabisco from 1998 until its acquisition by The Philip Morris Companies in 2000. Before joining Nabisco, Mr. Kilts was an Executive Vice President of The Philip Morris Companies from 1994 to 1997 and headed the Worldwide Food Group. Mr. Kilts had previously served as President of Kraft USA and Oscar Mayer. He also had been Senior Vice President of Strategy and Development, President of Kraft Limited in Canada and Senior Vice President of Kraft International. Mr. Kilts is currently Chairman of The Simply Good Foods Company, where he has served since 2017, and a member of the board of directors of Viatris Inc. where he has served since November 2020. Mr. Kilts served on the board of MetLife, Inc. from 2005 until June 2020, Pfizer Inc., from 2007 until November 2020, Conyers Park II Acquisition Corp. from 2019 until September 2020 and Unifi, Inc. from 2016 until July 2022. Mr. Kilts was Non-Executive Director of the Board of Nielsen Holdings PLC (from 2006 until 2017), Chairman of the Board of Nielsen Holdings PLC (from 2011 until 2013) and Chairman of the Nielsen Company B.V. (from 2009 until 2014). Mr. Kilts received a bachelor’s degree in History from Knox College, Galesburg, Illinois and earned an MBA degree from the University of Chicago.

We believe Mr. Kilts is qualified to serve as a director due to his deep consumer industry background, coupled with broad operational and transactional experience.

Adam Levyn has served on the board of directors of the Company since October 2023 and is currently a Partner with Leonard Green & Partner, L.P. a firm specializing in private equity investments. Prior to joining Leonard Green & Partner, L.P. in 2011, Mr. Levyn worked in private equity at Kohlberg Kravis Roberts & Co. in their New York office from 2007 to 2009 and in the Global Industrials Group of Bear, Stearns & Co. Inc. in their New York office from 2005 to 2007. Since October 2020, he has served on the board of directors of Clarivate Plc (NYSE: CLVT), a company that operates a collection of subscription-based services. Mr. Levyn currently also serves on the boards of the following privately held companies: CHG Healthcare Services, ExamWorks Group, Inc., HUB International Limited, OMNIA Partners, Inc., Parts Town LLC, Service Logic LLC and SRS Distribution Inc., and has served on the boards of CPA Global Limited, Restorix Health Inc., Tank Holdings Corp, and United States Infrastructure Corporation. He earned a Bachelor of Arts degree in Economics from Princeton University and a M.B.A. from Harvard Business School.

We believe Mr. Levyn is qualified to serve as a director due to extensive experience in finance with service businesses.

Jody Macedonio has served on the board of directors of the Company since May 2023. Ms. Macedonio is a senior financial executive with more than 25 years of experience in the consumer packaged goods (“CPG”) industry, including positions with Nestle, Frito Lay and Henkel. Ms. Macedonio served as the Chief Financial Officer of Meati, a maker of animal-free meat alternatives, from August 2022 through November 2023. From December 2020 until June 2022, Ms. Macedonio was the Chief Financial Officer of Chobani, a food and beverage company. She was previously the Executive Vice President and Chief Financial Officer of 8th Avenue Food & Provision, a private label company from August 2020 to December 2020, and of Dean Foods from February 2018 to October 2019. Following Ms. Macedonio’s departure from Dean Foods, the company filed for chapter 11 bankruptcy protection in November 2019. She served in various roles at Henkel AG and its subsidiary, Sun Products, from 2012 to 2018, including as Senior Vice President Finance, Laundry & Beauty Divisions. She currently serves on the board of directors of

Nutrabolt, a private CPG beverage company. Ms. Macedonio received a Bachelor of Science degree from Colorado State University, and a Master in Business Administration from the University of Colorado.

We believe Ms. Macedonio is qualified to serve as a director due to deep consumer industry background, coupled with broad financial experience.

Robin Manherz has served on the board of directors of the Company since October 2021. Ms. Manherz brings 25 years of experience in technology and business. Ms. Manherz has been the Head of Marquee Go-to-Market at ServiceNow, Inc. since March 2024. From June 2021 to January 2024, Ms. Manherz served as the Executive Vice President & Chief Operating Officer, Customer Success at SAP. She was previously the Executive Vice President & Chief Performance Officer of SAP SE from February 2020 to June 2021. From July 2018 to February 2020, she served as the Senior Vice President, Global Corporate Portfolio Planning and Commercialization. She was also Chief Operating Officer of SAP SuccessFactors from January 2017 to July 2018. From 2007 to 2017, she held several executive positions within SAP SE, including Senior Vice President, Global Commercial Operations from September 2014 to January 2017. Ms. Manherz has also served on the board of directors for Qualtrics International Inc. since July 2022. She received a Bachelor of Science degree, summa cum laude, in Management from the Georgia Institute of Technology.

We believe Ms. Manherz is qualified to serve as a director due to her extensive experience in the technology services industry, coupled with broad operational and transactional experience.

Adam Nebesar has served on the board of directors of the Company and of Topco since March 2022. Mr. Nebesar is a Partner in the Consumer, Retail & Dining Vertical and a member of the North American Private Equity team of Bain Capital Private Equity, LP (“Bain Capital”). Prior to joining Bain Capital in 2006, Mr. Nebesar was a consultant at The Boston Consulting Group. Mr. Nebesar also serves on the boards of the following private companies or their affiliates: 1440 Foods, Dessert Holdings, Fogo de Chao and Virgin Voyages. He received an MBA from Harvard Business School, an MPhil in Economics from the University of Cambridge, and an AB in Economics from Princeton University.

We believe Mr. Nebesar is qualified to serve as a director due to his extensive financial and operational experience in multi-national consumer goods businesses.

Deborah Poole has served as a director of the Company since May 2022. Ms. Poole is an experienced board member and C-suite leader in the consumer technology and ecommerce sectors. Ms. Poole has served on the board of directors of Idelic, Inc., a SaaS company in commercial trucking safety analytics, since July 2021. From April 2020 and until its acquisition by Uber Technologies, Inc. in October 2021, Ms. Poole served on the board of directors of Drizly, LLC, a consumer alcohol delivery platform and marketplace. Ms. Poole also serves on the board of directors of CareRev, Sendle, PBC and Placemakr. From 2019 to 2021, Ms. Poole served as Chief Business Officer at Whoop, Inc., a digital health wearable startup. At Whoop, Ms. Poole was responsible for ecommerce operations, as well as strategy and enterprise sales. From 2010 to 2019, Ms. Poole held various roles at Wayfair LLC, including at Wayfair Canada, which she founded as General Manager. Ms. Poole also led global talent acquisition for Wayfair from 2015 to 2018. Ms. Poole received a M.S. from Georgia Tech, and a B.A. from Harvard University.

We believe Ms. Poole is qualified to serve as a director due to her extensive experience with high growth technology companies.

Tiffany Han has served as a director of the Company since October 2020 and of Topco since June 2020. Ms. Han has served as a member of the Human Capital Committee since February 2022. Ms. Han is a managing director with CVC, a private equity firm advising funds that indirectly hold shares in the Company and Topco. Prior to joining CVC in 2013, Ms. Han worked at UBS Investment Bank in the Mergers & Acquisitions group, which she joined in 2011. Ms. Han is also on the board of the parent holding company of PDC Brands. She received her Bachelor in Business Administration from Emory University.

We believe Ms. Han is qualified to serve as a director due to her knowledge and experience in finance as well as consumer and retail businesses.

David Peacock has served as Chief Executive Officer of the Company and the Chief Executive Officer of Topco since February 2023. Prior to this, Mr. Peacock served as the Chief Operating Officer of Continental Grain Company, a global investor, owner and operator of companies across the food and agribusiness spectrum, from October 2021 until January 2023 and served as a member of its board of directors from April 2021 to June 2022. He also served as President and Chief Operating Officer of Schnuck Markets, Inc., a family-owned grocery retailer, from May 2017 to October 2021 and served on its board of directors until January 2023. Previously, Mr. Peacock served on the board for, and was the founder and chairman of, Vitaligent, LLC, a multi-unit restaurant franchise until the business was sold in 2022. Mr. Peacock also spent approximately 20 years in various roles at Anheuser-Busch, a brewing company, including serving as senior advisor from February 2012 to June 2012, president from November 2008 to February 2012, vice president of marketing from October 2007 to November 2008, and vice president of business operations from December 2004 to September 2007. He also serves on the board of directors of Wayne-Sanderson Farms, a privately held poultry business, since the closing of the merger of Sanderson Farms and Wayne Farms in July 2022. Mr. Peacock has also served as a member of the board of directors of Stifel Financial Corp. (NYSE: SF) since 2017 and is currently lead director for the company. He also serves on the Board of Trustees of the Urban League of Metropolitan St. Louis, a member of the Board of Directors of Pink Ribbon Good. Mr. Peacock received his B.A. from the University of Kansas and his Masters of Business Administration & Management from Washington University in St. Louis.

We believe Mr. Peacock is qualified to serve as a director due to his extensive knowledge of the consumer goods industries as well as his experience as Advantage’s Chief Executive Officer.

David J. West has served as a director of the Company since May 2019. He served as the Chief Executive Officer and a Director of Conyers Park from May 2019 to October 2020. Mr. West served as the Co-Chief Executive Officer and Chairman of the Board of Conyers Park III until August 2023. Mr. West serves as a member of the Board of Trustees of Bucknell University. Mr. West is an established leader in the consumer industry, with nearly 30 years of experience leading a range of companies and well-known brands. Mr. West became a partner of Centerview Capital Consumer in May 2016. Prior to joining Centerview Capital Consumer, Mr. West served as Chief Executive Officer and President of Big Heart Pet Brands (formerly known as Del Monte Foods) from August 2011 to March 2015, at that time one of the world’s largest pure-play pet food and treats company whose brands included Meow Mix, Kibbles ‘n Bits, Milk-Bone, and others. Mr. West helped reposition the business to increase focus on growth and innovation, launched new products such as Milk-Bone Brushing Chews, enhanced specialty pet distribution channels through the acquisition of Natural Balance Pet Foods, and developed a marketing culture to effectively promote products. Mr. West worked closely with Mr. Kilts during this time period, as Mr. Kilts was Chairman of the Board of Big Heart Pet Brands. In February 2014, Mr. West oversaw the sale of Del Monte Foods’ Consumer Products business and changed the company’s name to Big Heart Pet Brands, reflecting its singular focus on pet food and snacks. During his tenure as Chief Executive Officer, Mr. West oversaw the creation of approximately $2 billion of equity value for investors. Big Heart Pet Brands was sold to The J. M. Smucker Company in March 2015, at which time Mr. West served The J. M. Smucker Company as President, Big Heart Pet Food and Snacks until March 2016 and as a Senior Advisor until April 2016. Prior to joining Del Monte Foods, Mr. West served as the Chief Executive Officer, President and a director of Hershey from 2007 to May 2011. Under Mr. West’s leadership, Hershey experienced strong profits, net sales growth and shareholder returns, and was recognized as one of the World’s 100 Most Innovative Companies by Forbes Magazine in 2011. During Mr. West’s tenure as Chief Executive Officer, Hershey increased its investment in domestic and international operations, improved the effectiveness of its supply chain and business model, and accelerated its advertising, brand building and distribution programs. The success created by Mr. West’s leadership at Hershey led to more than $5 billion of equity value creation for shareholders during his tenure. Hershey’s share price appreciated 68% during this time period, while the S&P 500 was flat. Prior to his Chief Executive Officer role, Mr. West held various leadership positions at Hershey including Chief Operating Officer, Chief Financial Officer, Chief Customer Officer, and Senior Vice President of Strategy and Business Development. Prior to joining Hershey in 2001, Mr. West spent 14 years with the Nabisco Biscuit and Snacks group, where he held a range of senior positions including Senior Vice President, Finance, and Vice President, Corporate Strategy and Business Planning, a role in which he helped shape and execute Nabisco’s strategy, culminating in the acquisition of Nabisco Holdings Corp. by The Philip Morris Companies in 2000. At Nabisco, Mr. West worked closely with Mr. Kilts during Mr. Kilts’ tenure as Chief Executive Officer. Since July 2016, Mr. West has served as the Vice-Chairman of the Board of The Simply Good Foods Company. Mr. West also serves on the board of directors of Scholar Leaders International, a non-for-profit entity. Mr. West was a member of the board of directors of Hershey from 2007 to 2011, Del Monte Foods from 2011 to 2014 and Big Heart Pet Brands from 2014 to 2015. Mr. West received a Bachelor of Science degree, cum laude, in Business Administration from Bucknell University in Lewisburg, Pennsylvania.

We believe Mr. West is qualified to serve as a director due to his deep consumer industry background, coupled with broad operational and transactional experience across many industries.

COMPOSITION OF OUR BOARD OF DIRECTORS

Our business and affairs are managed under the direction of our board of directors. Our board of directors currently consists of 14 directors. Subject to the terms of the Stockholders Agreement (defined below), our certificate of incorporation and our Third Amended and Restated Bylaws (our “Bylaws”), the number of directors is fixed by our board of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

In connection with the completion of the transaction contemplated by that certain Agreement and Plan of Merger dated as of September 7, 2020 (the “Merger Agreement”), the Company entered into an Amended and Restated Stockholders Agreement (the “Stockholders Agreement”) with Conyers Park II Sponsor LLC, an affiliate of Centerview Capital Management, LLC (the “CP Sponsor”), Topco, CVC ASM Holdco, L.P., a Delaware limited partnership (the “CVC Stockholder”), the entities identified therein under the heading “LGP Stockholders” (collectively, the “LGP Stockholder”) and BC Eagle Holdings, L.P., a Cayman Islands exempted limited partnership (the “Bain Stockholder”), and the other parties named therein (collectively, the “Stockholder Parties”). The Stockholders Agreement provides, among other things, that the Stockholder Parties agree to cast their votes such that our board of directors is constituted as set forth in the Stockholders Agreement and the Merger Agreement and will have certain rights to designate directors to our board of directors, in each case, on the terms and subject to the conditions therein.

Under the Stockholders Agreement, each Stockholder Party has agreed to cast all votes to which such entities are entitled such that our board of directors shall be constituted as follows. For so long as the CVC Stockholder beneficially owns 10% or greater of our Class A common stock, it shall be entitled to nominate two directors (each, a “CVC Director”), with such right (i) decreasing to one director at such time when the CVC Stockholder beneficially owns equal to or greater than 5% but less than 10% of our Class A common stock; and (ii) terminating at such time when the CVC Stockholder beneficially owns less than 5% of our Class A common stock. For so long as the LGP Stockholders beneficially own 10% or greater of our Class A common stock, the LGP Stockholders shall be entitled to nominate two directors (each, a “LGP Director”), with such right (i) decreasing to one director at such time when the LGP Stockholders beneficially own equal to or greater than 5% but less than 10% of our Class A common stock; and (ii) terminating at such time when the LGP Stockholders beneficially own less than 5% of our Class A common stock. For so long as the Bain Stockholder beneficially owns 5% or greater of our Class A common stock, it shall be entitled to nominate one director (the “Bain Director”), with such right terminating at such time when the Bain Stockholder beneficially owns less than 5% of our Class A common stock. For so long as the CP Sponsor or any of its permitted transferees is the record or beneficial owner of any our Class A common stock, the CP Sponsor shall, for a period of five years following the closing of the merger, be entitled to nominate three directors (each, a “Sponsor Director”). In calculating the beneficial ownership percentages referenced above, the total number of issued and outstanding shares of our Class A common stock used as the denominator in any such calculation shall at all times be deemed to be equal to the total number of shares of our Class A common stock issued and outstanding immediately following the closing of the merger (as adjusted for stock splits, combinations, reclassifications and similar transactions). In addition, shares of Class A common stock owned by Topco are deemed to be beneficially owned proportionate to the Stockholders Parties’ interest in Topco. Additionally, our board of directors includes David Peacock, our Chief Executive Officer, and four independent directors who were determined pursuant to the terms set forth in the Merger Agreement or the Stockholders Agreement (each, an “Independent Director”).

Moreover, under the Stockholders Agreement, each Stockholder Party has agreed to cast all votes to which such entities are entitled such that our board of directors shall be divided into three class of directors, with each class serving for staggered three-year terms, and such that (i) the Class I directors include one CVC Director, one LGP Director, one Sponsor Director and two Independent Directors, (ii) the Class II directors include one Sponsor Director, the Bain Director and two Independent Directors and (iii) the Class III directors include one CVC Director, one LGP Director, one Sponsor Director and Mr. Peacock, who joined the board of directors in February 2023 when he became our Chief Executive Officer. The current term of the Class I directors shall expire immediately following our annual meeting of stockholders on May 29, 2024. The current term of the Class II directors shall expire immediately following our 2025 annual meeting of stockholders. The current term of the Class III directors shall expire immediately following our 2026 annual meeting of stockholders.

In addition, subject to applicable laws and stock exchange regulations, and subject to requisite independence requirements applicable to such committee, the CVC Stockholder, the LGP Stockholders, and the CP Sponsor shall, severally, have the right to have one CVC Director, one LGP Director and one Sponsor Director, respectively, appointed to serve on each committee of the Board for so long as the CVC Stockholder, the LGP Stockholders, and CP Sponsor, as applicable, has the right to designate at least one director for nomination to the Board.

Finally, pursuant to the Stockholders Agreement, Advantage and, with certain exceptions, its subsidiaries shall not, for so long as Topco and its permitted transferees collectively hold an amount of Advantage equity securities that is equal to 50% or more of the amount of securities Topco held as of immediately subsequent to the closing of the transactions contemplated by the Merger Agreement, take any of the following actions without the approval of Topco: (i) any increase or decrease the size of Advantage’s board of directors, other than in accordance with the Stockholders Agreement; (ii) any amendment, change, waiver, alteration or repeal of any provision of our organizational documents that (a) amends or modifies any specific rights of Topco or (b) materially and adversely affects Topco in its capacity as our stockholder; (iii) any acquisition or disposition of any one or more persons, equity interests, businesses or assets, or, subject to certain exceptions, the incurrence of any indebtedness by us or any of its subsidiaries involving an aggregate value, purchase price, sale price or indebtedness, as applicable, in an amount in excess of certain EBITDA ratios set forth in the Stockholders Agreement; (iv) the termination or replacement of our Chief Executive Officer (other than for cause); (v) the declaration and payment of any dividends or distributions, other than any dividends or distributions from any wholly owned subsidiary of us either to us or any other wholly owned subsidiaries of us; or (vi) any redemption or repurchase of any shares of our Class A common stock.

The term of office for each director will be until his or her successor is elected at our annual meeting or his or her death, resignation or removal, whichever is earliest to occur.

Our board of directors is divided into three classes, with each director serving a three-year term, and one class being elected at each year’s annual meeting of stockholders. Christopher Baldwin, Cameron Breitner, Virginie Costa, Timothy J. Flynn, and Brian K. Ratzan serve as Class I directors with a term expiring in 2024. James M. Kilts, Jody Macedonio, Robin Manherz, Deborah Poole and Adam Nebesar serve as Class II directors with a term expiring in 2025. Tiffany Han, Adam Levyn, David J. West and David Peacock serve as Class III directors with a term expiring in 2026.

BOARD MEETING QUORUM REQUIREMENTS

Our Bylaws provides that a majority of the total number of directors then in office will constitute a quorum. The Board met five times in 2023. Each member of the Board attended at least 75% of the total number of meetings the Board held during his or her tenure in 2023. We encourage our directors to attend annual meetings of stockholders. Six directors attended the virtual 2023 annual meeting of stockholders.

BOARD COMMITTEES

The composition, duties and responsibilities of our committees are as set forth below. The standing committees of our board of directors consist of the Audit Committee, the Human Capital Committee, and Nominating and Corporate Governance Committee. In the future, our board of directors may establish other committees, as it deems appropriate, to assist it with its responsibilities.

Audit Committee

The Audit Committee met five times in 2023. Each member of the Audit Committee attended the total number of meetings held during the periods that he or she was a member of the Audit Committee in 2023.

Our Audit Committee is responsible for, among other matters:

•
appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•
discussing with our independent registered public accounting firm its independence from management;
•
reviewing with our independent registered public accounting firm the scope and results of its audit;
•
approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•
overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the Securities and Exchange Commission (“SEC”);
•
reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
•
establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our Audit Committee consists of Virginie Costa, Jody Macedonio and Deborah Poole, with Ms. Costa chairing this committee. Rule 10A-3 of the Exchange Act and the NASDAQ rules require us to have an audit committee composed entirely of independent directors. Our board of directors has determined that each of Virginie Costa and Deborah Poole meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 and the NASDAQ rules. In addition, our board of directors has determined that Virginie Costa qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our board of directors has adopted a written charter for the Audit Committee, which is available on our principal corporate website at www.advantagesolutions.net.

Human Capital Committee

The Human Capital Committee previously known as the Compensation Committee met seven times in 2023. Each member of the Human Capital Committee attended the total number of meetings held during the periods that he or she served as a member of the Human Capital Committee in 2023 with the exception of Brian K. Ratzan and Timothy J. Flynn who attended 85% and 71%, respectively, of the total number meetings that the Human Capital Committee held.

Our Human Capital Committee is responsible for, among other matters:

•
reviewing and approving the corporate goals and objectives with respect to compensation of our Chief Executive Officer;
•
evaluating the Chief Executive Officer’s performance with respect to such approved corporate goals and objectives, and, based upon this evaluation (either alone or, if directed by the Board, in conjunction with a majority of the independent directors on the Board) setting the Chief Executive Officer’s compensation;

•
reviewing and setting or making recommendations to the Board with respect to compensation of our other executive officers;
•
reviewing the Company’s strategies, policies and practices with respect to human capital management and talent development;
•
reviewing and making recommendations to the Board with respect to director compensation; and
•
appointing and overseeing any compensation consultants.

Our Human Capital Committee consists of Robin Manherz, Timothy J. Flynn, Tiffany Han, and Brian K. Ratzan, with Ms. Manherz chairing this committee. Our board of directors has adopted a written charter for the Human Capital Committee, which is available on our principal corporate website at www.advantagesolutions.net. Our Board has determined that each member of the Human Capital Committee is “independent” and meets the independence requirements applicable to Human Capital Committee members under the rules of NASDAQ. In accordance with its charter, the Human Capital Committee has the authority to engage outside consultants to assist in the performance of its duties and responsibilities. The Human Capital Committee may delegate its authority under its charter to a subcommittee as it deems appropriate from time to time. The Human Capital Committee may also delegate to an officer of the Company the authority to grant rights or options to officers (other than executive officers) and associates, as further described in its charter and subject to the terms of our equity plans.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met four times in 2023. Each member of the Nominating and Corporate Governance Committee attended the total number of meetings held during the periods that he or she served as a member of the Nominating and Corporate Governance Committee in 2023.

Our Nominating and Corporate Governance Committee is responsible for, among other matters:

•
identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;
•
overseeing the development and implementation of succession planning for our Chief Executive Officer and other executive officers; and
•
developing and recommending to our board of directors a set of corporate governance guidelines and principles.

While the Nominating and Corporate Governance Committee does not have any specific, minimum qualifications for Board nominees, in considering possible candidates for election as a director, the committee strives to compose the Board with a collection of complementary skills and which, as a group, will possess the appropriate skills and experience to effectively oversee the Company’s business. In evaluating a potential candidate for the Board, our Nominating and Corporate Governance Committee takes into account a number of factors, including: personal and professional integrity; ethics and values; experience in corporate management, such as current or past service as an officer of a publicly held company; experience in our industry; professional and academic experience relevant to the Company’s industry; leadership skills; experience in finance and accounting and/or executive compensation practice; diversity of geographic background, gender, sexual identity, gender identity, age and ethnicity; potential conflicts of interest; and availability of time to meet the requirements for service as a director.

The Nominating and Corporate Governance Committee will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by a stockholder), as well as the overall composition of the Board, and recommend the slate of directors to be nominated for election at the next annual meeting of stockholders, taking into account the terms of the Stockholders Agreement, to which we are subject, which sets forth certain requirements with respect to the composition of our Board as further described in “—Composition of our Board of Directors.” The Nominating and Corporate Governance Committee does not currently employ or pay a fee to any third-party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

If the Board determines to seek additional directors for nomination, subject to the terms of the Stockholders Agreement, the Nominating and Corporate Governance Committee will consider as potential director nominees candidates recommended by various sources, including any member of the Board or senior management. The Nominating and Corporate Governance Committee may also retain a third-party search firm to identify candidates. The Nominating and Corporate Governance Committee will also consider recommendations for nominees that are timely submitted by stockholders if such recommendations are delivered in the manner prescribed by the advance notice provisions contained in our Bylaws and in accordance with applicable law. Properly communicated stockholder recommendations will be considered in the same manner as recommendations received from other sources. Our Nominating and Corporate Governance Committee consists of Cameron Breitner, Adam Levyn, Adam Nebesar and David J. West, with Mr. Breitner chairing this committee. Our board of directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our principal corporate website at www.advantagesolutions.net. Our Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” and meets the independence requirements applicable to Nominating and Corporate Committee members under the rules of NASDAQ.

DIRECTOR COMPENSATION

Non‑Employee Director Compensation

Our board of directors has adopted a director compensation policy that provides for annual cash retainers and equity awards as summarized below. During 2023, our non‑employee directors who are affiliated with Leonard Green & Partners, CVC and Bain Capital were not eligible for director compensation. In 2024, the policy was amended so that non-employee directors who are employed by Leonard Green & Partners, CVC and Bain Capital are not eligible for director compensation.

Annual Cash Retainer Fees. Our eligible non‑employee directors receive an annual cash retainer fee of $100,000. In addition, an eligible non‑employee director serving as a chairperson of a committee of our Board receives the following annual retainer: $20,000 (Audit); $17,500 (Human Capital); and $17,500 (Nominating and Corporate Governance).

Equity Awards. Each eligible non‑employee director who serves on our board of directors as of the date of any annual meeting of our stockholders and will continue to serve as a non‑employee director immediately following such annual meeting will be granted, on the date of such annual meeting, an award of restricted stock units that have an aggregate fair value on the date of grant of $175,000. In addition, each non‑employee director who is initially elected or appointed to our Board on any date other than the date of an annual meeting will receive, on the date of such non‑employee director’s initial election or appointment, an award of restricted stock units that have an aggregate fair value equal to the product of (i) $175,000 and (ii) a fraction, the numerator of which is (x) 365 minus (y) the number of days in the period beginning on the date of the annual meeting immediately preceding such non‑employee director’s start date and ending on such non‑employee director’s start date and the denominator of which is 365. Each equity award will vest on the earlier of (x) the day immediately preceding the date of the first annual meeting following the date of grant and (y) the first anniversary of the date of grant, subject to the non‑employee director continuing in service on our board of directors through the applicable vesting date. All non‑employee directors’ equity awards will vest in full immediately prior to the occurrence of a change in control.

Director Compensation Table for 2023

The following table sets forth information concerning the compensation of the Company’s non‑employee directors who received compensation for 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Christopher Baldwin(2)(3)	$—	$—	—	$—
Cameron Breitner(3)	—	—	—	—
Virginie Costa	$120,000	$174,999	—	$294,999
Timothy J. Flynn(3)	—	—	—	—
Adam Levyn(3)(4)	—	—	—	—
Tiffany Han(3)	—	—	—	—
James M. Kilts	$100,000	$174,999	—	$274,999
Jody Macedonio(5)	$60,440	$174,999	—	$235,439
Robin Manherz	$117,500	$174,999	—	$292,499
Adam Nebesar(3)	—	—	—	—
Deborah Poole	$100,000	$174,999		$274,999
Brian Ratzan	$100,000	$174,999	—	$274,999
Jonathan D. Sokoloff(3)(6)	—	—	—	—
David J. West	$100,000	$174,999	—	$274,999

(1)
Represents the grant date fair value of 98,314 RSUs granted in May 2023 to each of Virginie Costa, James M. Kilts, Jody Macedonio, Robin Manherz, Deborah Poole, Brian Ratzan and David J. West, in each case as computed in accordance with ASC 718, based on the valuation methodology (including assumptions) set forth in footnote 11 to the Consolidated Financial Statements of Advantage Solutions Inc., as filed with the Securities and Exchange Commission ("SEC") in the Company’s Annual Report on Form 10‑K for 2023. RSUs granted to directors are scheduled to vest on the earlier of the one‑year anniversary of the date of grant or the day immediately preceding the date of the first annual meeting of the Company’s stockholders occurring after the date of grant.

The table below shows the aggregate numbers of unvested stock awards held as of December 31, 2023 by each individual who served as a non‑employee director during 2023.

Name	Unvested Stock Awards Outstanding at 2023 Fiscal Year End
Christopher Baldwin	—
Cameron Breitner	—
Virginie Costa	98,314
Timothy J. Flynn	—
Adam Levyn	—
Tiffany Han	—
James M. Kilts	98,314
Jody Macedonio	98,314
Robin Manherz	98,314
Adam Nebesar	—
Deborah Poole	98,314
Brian Ratzan	98,314
Jonathan D. Sokoloff	—
David J. West	98,314

(2)
Mr. Baldwin was appointed to the Board effective February 1, 2023.
(3)
Each of Messrs. Baldwin, Breitner, Flynn, Levyn, Nebesar and Sokoloff, and Ms. Han were affiliated with Leonard Green & Partners, CVC or Bain Capital in 2023 and therefore were not eligible to receive compensation for their services as director.
(4)
Mr. Levyn was appointed to the Board effective October 20, 2023.
(5)
Ms. Macedonio was appointed to the Board effective May 24, 2023. Ms. Macedonio began receiving compensation in her capacity as a director of the Company on May 24, 2023 and the cash fees earned by her in respect of 2023 are pro‑rated from such date.
(6)
Mr. Sokoloff resigned from the Board effective October 20, 2023.

CORPORATE GOVERNANCE

EXECUTIVE OFFICERS

The following table sets forth certain information about the executive officers as of April 5, 2024.

Name	Age	Position(s)
David Peacock	55	Chief Executive Officer
Christopher Growe	49	Chief Financial Officer
Jack Pestello	55	Chief Operating Officer, Branded Services
Michael Taylor	51	Chief Operating Officer, Retail Services
Andrea Young	54	Chief Operating Officer, Experiential Services

The biography for David Peacock is provided above in “Board of Directors —Our Board of Directors” beginning on page 4.

Christopher Growe has served as Chief Financial Officer of the Company since March 27, 2023. Previously, Mr. Growe had served as a Managing Director since 2007 at Stifel, a global wealth management, investment banking and investment advisory company. As a managing director in the consumer and retail sector, Mr. Growe provided analyst coverage of food and tobacco stocks and offered guidance to institutional investors. Prior to joining Stifel, Mr. Growe was an analyst covering food, beverage and tobacco stocks with A.G. Edwards. He spent his early career in marketing at Anheuser-Busch and holds bachelor’s and master’s degrees in business administration from Saint Louis University.

Jack Pestello has served as Chief Operating Officer, Branded Services, since April 2023. Prior to that role, from May 2022 to April 2023, Mr. Pestello served as a senior advisor to Boston Consulting Group. From July 2020 to May 2022, he served as Executive Vice President and Chief Merchandising Officer at Big Lots. Prior to that he served for seven years at Walmart Inc., an international retailer, in various roles including as Senior Vice President and General Merchandise Manager for Walmart Inc.’s grocery business, after having served as Senior Vice President, Private Brands and Vice President of Walmart Inc’s International Division. Additionally, Mr. Pestello has previously served in leadership roles with Woolworths Group Ltd., an international retailer. Mr. Pestello holds a Bachelor of Arts degree from Fort Lewis College and a Juris Doctor degree from the University of Colorado.

Michael Taylor has served as Chief Operating Officer, Retail Services, since October 2023. From May 2022 to September 2023, Mr. Taylor served as the President of Global Customer Solutions. Prior to that he served in various leadership roles for our subsidiary Daymon Worldwide Inc., including as President of Daymon Worldwide Inc. from August 2015 to May 2022. Mr. Taylor holds a Bachelor of Science degree from Auburn University at Montgomery.

Andrea Young has served as Chief Operating Officer, Experiential Services, since October 2023. From April 2020 to September 2023, Ms. Young served as Global President, Experiential Services. Prior to that she served in roles of increasing leadership and responsibility for our various subsidiaries including Club Demonstration Services Inc. and Advantage Sales & Marketing LLC. Ms. Young is a founding member of our Diversity, Equity & Inclusion board. She holds a Bachelor of Arts from Rice University.

BOARD LEADERSHIP STRUCTURE

With respect to the roles of Chairman of the Board and Chief Executive Officer, our Corporate Governance Guidelines provide that the roles may be separated or combined, and our board of directors is able to exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Our Corporate Governance Guidelines provide the flexibility for our board of directors to modify our leadership structure in the future as appropriate.

CONTROLLED COMPANY

Topco controls a majority of the voting power of our outstanding Class A common stock. As a result, we are a “controlled company” under the NASDAQ corporate governance standards. As a controlled company, exemptions under the standards mean that we are not required to comply with certain corporate governance requirements, including the following:

•
that a majority of our board of directors consists of “independent directors,” as defined under the rules of the NASDAQ;
•
that we have a Nominating and Corporate Governance Committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
•
that we have a Human Capital Committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•
for an annual performance evaluation of the Nominating and Corporate Governance Committee and Human Capital Committee.

These exemptions do not modify the independence requirements for our audit committee, and we comply with the applicable requirements of the Sarbanes-Oxley Act and rules with respect to our Audit Committee within the applicable timeframe.

DIRECTOR INDEPENDENCE

Our board of directors has undertaken a review of the independence of our directors and director nominees for election at the Annual Meeting and considered whether any such director or director nominee has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. Our board of directors has determined that each of Christopher Baldwin, Cameron Breitner, Virginie Costa, Timothy J. Flynn, Tiffany Han, James M. Kilts, Adam Levyn, Jody Macedonio, Robin Manherz, Adam Nebesar, Deborah Poole, Brian K. Ratzan and David J. West is an “independent director,” as defined under the rules of NASDAQ.

RISK OVERSIGHT

Our board of directors is responsible for overseeing our risk management process. Our board of directors focuses on our general risk management strategy and the most significant risks facing us and oversees the implementation of risk mitigation strategies by management. Our board of directors is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. The Audit Committee also has responsibility for risk assessment and risk management including our financial risks and information technology risks, including cybersecurity and data privacy risks. As discussed under “Executive Compensation–Compensation Discussion and Analysis,” the Human Capital Committee oversees our compensation risk profile.

HUMAN CAPITAL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of Timothy J. Flynn, Tiffany Han, Robin Manherz and Brian K. Ratzan served on our Human Capital Committee during 2023 and all such directors are “independent directors” within the meaning of the NASDAQ Listing Rules and, other than Mr. Ratzan, who was an executive officer of the Company prior to the closing of the transactions contemplated by the Merger Agreement in October 2020, are not employees or former employees of the Company. During 2023, none of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, of which any such entity’s executive officers served as a member of our board of directors, the Human Capital Committee.

CODE OF ETHICS

We have adopted a code of business conduct and ethics applicable to our principal executive, financial and accounting officers and all persons performing similar functions. A copy of that code is available on our principal corporate website at www.advantagesolutions.net.

DIRECTOR NOMINATIONS

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board and recommending them to the Board. The Nominating and Corporate Governance Committee will ensure that the Board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds. The Board is responsible for selecting the nominees for election to the Board.

DIRECTOR SELECTION

The Nominating and Corporate Governance Committee, in recommending director candidates for election to the Board, and the Board, in nominating director candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments.

In addition, the Nominating and Corporate Governance Committee and the Board may also consider the following additional criteria:

•
The candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•
The candidate’s experience as a board member of another publicly held company;
•
The candidate’s professional and academic experience relevant to the Company’s industry;
•
The strength of the candidate’s leadership skills;
•
The candidate’s experience in finance and accounting and/or executive compensation practices;
•
Whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and
•
The candidate’s geographic background, gender, sexual identity, gender identity, age and ethnicity.

The Nominating and Corporate Governance Committee and the Board will also consider whether there are potential conflicts of interest with a candidate’s other personal and professional pursuits.

The Nominating and Corporate Governance Committee and the Board are committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which new Board candidates are chosen.

CORPORATE GOVERNANCE GUIDELINES

We are committed to adhering to corporate governance practices that meet applicable U.S. corporate governance standards. Our Board has adopted Corporate Governance Guidelines that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas including the size and composition of the Board, board membership criteria and director qualifications, director responsibilities, board agenda, role of the chief executive officer, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning.

The full text of our Corporate Governance Guidelines may be viewed at our website at www.advantagesolutions.net.

BOARD SELF-ASSESSMENT

The Board conducts, and the Nominating and Corporate Governance Committee oversees, an annual self- evaluation to determine whether the Board is functioning effectively. The Board periodically considers the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.

In addition, our Nominating and Corporate Governance Committee, Audit Committee and Human Capital Committee each conduct their own annual self-assessment, which includes an assessment of the adequacy of their performance as compared to their respective charters.

EXECUTIVE SESSIONS OF INDEPENDENT BOARD MEMBERS

Our Corporate Governance Guidelines provide that our non-management directors meet in executive session at least twice per year, with no members of management or non-independent directors present.

COMMUNICATING WITH OUR DIRECTORS

The Board welcomes communications from the Company’s stockholders, and it is the policy of the Company to facilitate communication from stockholders. The Board generally believes it is in the Company’s best interests that designated members of management speak on behalf of the Company. Stockholders and other interested parties wishing to communicate with the Board or with an individual Board member concerning the Company may do so by writing to the Board or to a particular Board member, by mailing such correspondence to Advantage Solutions Inc., Corporate Secretary, 8001 Forsyth Boulevard, Suite 1025, Clayton, Missouri 63105.

Please indicate on the envelope or in the email whether the communication is from a stockholder or other interested party. The Board has instructed the Corporate Secretary and other relevant members of management to examine incoming communications and forward to the Board or individual Board members as appropriate, communications he or she deems relevant to the Board’s roles and responsibilities. The Board has requested that certain types of communications not be forwarded, and redirected if appropriate, such as: spam, business solicitations or advertisements, resumes or employment inquiries, service complaints or inquiries, surveys, or any threatening or hostile materials.

PROPOSAL 1

ELECTION OF DIRECTORS

Based on the recommendation of our Nominating and Corporate Governance Committee, the Board has nominated the following five director nominees for re-election to the Board at the Annual Meeting to serve as Class I directors until our 2027 annual meeting of stockholders and until their respective successors have been duly elected and qualify: Christopher Baldwin, Cameron Breitner, Virginie Costa, Timothy J. Flynn and Brian K. Ratzan.

The Company representatives named in the proxy intend to vote for the election of each of the director nominees below, unless you indicate on your proxy that your vote should be withheld from any or all of the nominees. Each of the nominees for election currently serves as a director and has consented to serve for a new term if elected. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the shares of our capital stock represented by the proxies will be voted for such other person or persons as may be designated by the Board, unless the Board reduces the number of directors accordingly.

For details regarding the qualifications and the specific experiences, qualifications and skills of each of our director nominees, see “Board of Directors—Our Board of Directors” on page 4.

VOTES REQUIRED

Approval of Proposal No. 1 requires the plurality of the votes cast with respect to a director nominee. This means that the director nominees receiving the highest number of affirmative “for” votes will be elected.

The Board recommends you vote FOR each of the nominated directors.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company's independent registered public accounting firm to audit our financial statements for fiscal year 2024. Although ratification by our stockholders is not a prerequisite to the power of the Audit Committee to appoint PwC as our independent registered public accounting firm, the Board and the Audit Committee believe such ratification to be advisable and in the best interests of the Company. Accordingly, stockholders are being requested to ratify the appointment of PwC as our independent registered public accounting firm to audit our financial statements for fiscal year 2024. If the stockholders do not ratify the appointment of PwC, the appointment of an independent registered public accounting firm will be reconsidered by the Audit Committee; however, the Audit Committee has no obligation to change its appointment based on stockholder ratification. If the appointment of PwC is ratified, the Audit Committee will continue to conduct an ongoing review of its scope of engagement, pricing and work quality, among other factors, and will retain the right to replace PwC at any time. A PwC representative will attend the Annual Meeting to answer appropriate questions and to make a statement if he or she desires.

PwC Information

The following table presents fees for services rendered by PwC during fiscal years ended December 31, 2023 and December 31, 2022 (in thousands):

	For the Year Ended December 31,
	2023	2022
Audit fees	$6,113.3	$5,517.6
Audit-related fees	—	45.0
Tax fees	1,101.8	1,139.5
All other fees	0.9	4.4
Total	$7,216.0	$6,706.5

Audit fees

These amounts represent fees of PwC for the audit of our annual consolidated financial statements, the review of condensed consolidated financial statements, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the fiscal year. Audit fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of periodic financial statements and statutory audits that non-U.S. jurisdictions require.

Audit-related fees

Audit-related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements or internal control over financial reporting, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC. This category may include fees related to the performance of audits and attest services not required by statute or regulations; due diligence related to mergers and acquisitions; and accounting consultations about the application of GAAP to proposed transactions.

Tax fees

Tax fees generally consist of tax compliance and return preparation, and tax planning and advice. Tax compliance and return preparation services consist of preparing original and amended tax returns and claims for refunds. Tax planning and advice services consist of support during income tax audits or inquiries.

All other fees

This category consists of fees for products and services other than the services reported above, including fees for subscription to PwC’s online research tool.

The Audit Committee has determined that the non-audit services rendered by PwC were compatible with maintaining its independence. All such non-audit services were pre-approved by the Audit Committee pursuant to the pre-approval policy set forth below.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee reviews the independence of our independent registered public accounting firm on an annual basis and has determined that PwC is independent. In addition, the Audit Committee pre-approves all work and fees that are performed by our independent registered public accounting firm.

All of the fees paid to PwC for services rendered during 2023 and 2022 under the categories of Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees, as applicable, were pre-approved by the Audit Committee

VOTES REQUIRED

Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting. Abstentions will be counted as votes “AGAINST” this proposal.

The Board recommends you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

The Audit Committee has reviewed and discussed with Advantage’s management and PricewaterhouseCoopers LLP the audited consolidated financial statements of Advantage contained in Advantage’s Annual Report on Form 10-K for the 2023 fiscal year. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from Advantage.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Advantage’s Annual Report on Form 10-K for its 2023 fiscal year for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Virginie Costa (Chair) Jody Macedonio Deborah Poole

PROPOSAL 3

APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Securities Exchange Act entitles stockholders to vote to approve or not approve, on an advisory (non-binding) basis, our executive officer compensation as disclosed in the Compensation Discussion and Analysis and accompanying compensation tables and narrative. We are asking stockholders to approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative disclosure, is hereby APPROVED.

Advisory Vote

This vote is advisory. We conduct an advisory vote to approve executive officer compensation annually; the next stockholder advisory vote to approve executive compensation will take place at the Company’s 2025 annual meeting of stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies and practices described in this proxy statement. The Board and the Human Capital Committee value the opinions of the Company’s stockholders and will take into account the outcome of the vote, in conjunction with such other factors as the Board and the Human Capital Committee consider appropriate, in connection with the Company’s executive compensation program.

The board of directors recommends that you vote FOR this proposal. Proxies solicited by the Board will be voted for this proposal unless otherwise instructed.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

General

This section discusses the principles underlying the material components of our 2023 executive compensation program and the factors relevant to an analysis of these policies and decisions. Our current and former executive officers who are named in the “Summary Compensation Table” below (our “Named Executive Officers”) and their positions during 2023 consist of the following persons:

•
David Peacock, our Chief Executive Officer. Mr. Peacock was appointed as our Chief Executive Officer effective as of February 1, 2023.
•
Christopher Growe, our Chief Financial Officer. Mr. Growe was appointed as our Chief Financial Officer effective as of March 27, 2023.
•
Jack Pestello, our Chief Operating Officer, Branded Services. Mr. Pestello was appointed as our Chief Operating Officer, Branded Services effective April 10, 2023.
•
Michael Taylor, our Chief Operating Officer, Retail Services. Mr. Taylor was appointed as our Chief Operating Officer, Retail Services effective October 19, 2023.
•
Andrea Young, our Chief Operating Officer, Experiential Services. Ms. Young was appointed as our Chief Operating Officer, Experiential Services effective October 19, 2023.
•
Jill Griffin, our former Chief Executive Officer. Ms. Griffin ceased serving as our Chief Executive Officer on January 16, 2023.
•
Tanya Domier, our former Executive Chair. Ms. Domier ceased serving as an executive and Executive Chair of our Board on March 31, 2023. During 2023, Ms. Domier also served as Interim Principal Executive Officer during the period following Ms. Griffin’s separation and prior to Mr. Peacock’s appointment.
•
Brian Stevens, who served as our Chief Financial Officer and Chief Operating Officer until his resignation from such role effective as of March 27, 2023. Mr. Stevens remained an employee, but in a non-executive officer capacity, until August 1, 2023.

The list of fiscal 2023 Named Executive Officers above encompasses: (i) each individual who served as our Principal Executive Officer at any time during 2023, (ii) each individual who served as our Principal Financial Officer at any time during 2023, and (iii) the next three most highly-compensated executive officers (other than any individual who served as our Principal Executive Officer or Principal Financial Officer) who were serving in such capacity as of the last day of 2023.

Compensation Philosophy and Objectives

We operate in a competitive marketplace for attracting and retaining experienced and skilled executives. To meet this challenge, we strive to create a compensation program that rewards profitable company growth and differentiates pay based on business unit, division and individual contributions. The principles and objectives of our compensation and benefits programs for our executive officers are to:

•
encourage highly talented executives to come, stay, grow and lead, enabling us to be an employer of choice in our industry;
•
differentiate pay for superior performers to recognize and reward individual contributions to our success;
•
focus leadership on our long‑term strategies and value creation by providing a substantial percentage of compensation weighted towards equity incentives that are subject to certain performance conditions and vesting requirements; and

•
ensure that our total compensation is fair, reasonable and competitive relative to the various industries in which we compete for talent.

Determination of Compensation and Role of Human Capital Committee

The compensation levels of our Named Executive Officers in 2023 primarily reflect the roles and responsibilities of each individual, as well as the length of service. Further, they reflect our understanding of the competitive market, our recruiting and retention goals, individual performance, value to the Company, and other factors including our view of internal equity and consistency.

The Human Capital Committee formerly known as the Compensation Committee, has responsibility for overseeing our executive compensation and equity compensation programs. The Human Capital Committee establishes compensation levels based on a variety of factors, including an analysis of relevant published market compensation data of the Company’s compensation peer group and general industry data. Compensation arrangements with our Named Executive Officers have been determined in arm’s‑length negotiations with each individual executive. No member of management, including our Chief Executive Officer, has a role in determining his or her own compensation. The focus of these arrangements has been to recruit skilled individuals to help us achieve our financial goals, as well as to maintain the level of talent and experience needed to further grow our business.

We design the components of our executive compensation program to fulfill one or more of the principles and objectives described above.

Compensation of our Named Executive Officers consisted of some or all of the following elements during 2023:

•
base salary;
•
signing bonuses or other bonuses;
•
Annual Performance‑Based Non‑Equity Incentive Compensation;
•
Long‑Term Equity Incentive Compensation;
•
certain severance and retention benefits;
•
a 401(k) retirement savings plan; and
•
health and welfare benefits and certain limited perquisites and other personal benefits.

During 2023, we offered cash compensation in the form of base salaries, annual performance‑based incentive awards (for Named Executive Officers other than Mr. Stevens), signing bonuses (for Messrs. Peacock and Growe) and, for Mr. Stevens, a pro-rated portion of his 2023, retention payment, that we believe appropriately reward our Named Executive Officers for their individual contributions to our business. When making performance‑based cash incentive compensation decisions, the Human Capital Committee considers our financial and operational performance as well as each Named Executive Officer’s individual contributions during the year. Annual incentives for 2023, as determined by the Human Capital Committee, reflected Company performance. Our executive compensation program includes equity awards for equity interests in the Company granted under the Company’s Amended and Restated 2020 Incentive Award Plan, or the A&R 2020 Plan. Consistent with our compensation philosophy, we have emphasized the use of equity to incentivize our Named Executive Officers to focus on the growth of our overall enterprise value and, correspondingly, the creation of value for our equity holders. We consider equity‑based compensation a significant motivator in encouraging executives to come, stay, grow and lead.

RESPONSE TO PRIOR SAY-ON-PAY VOTE

We currently submit an advisory vote to approve our Named Executive Officer compensation to our stockholders on an annual basis. At our 2023 annual meeting, holders of approximately 99.8% of the votes cast voted “for” the advisory proposal. Our Board and the Human Capital Committee consider the result of the say-on-pay vote in determining the compensation of our Named Executive Officers. We believe that the strong support for our compensation program in 2023 and in past years reflects the strong alignment between our Named Executive

Officer compensation and performance. Based on the high level of support for our executive compensation program demonstrated by the result of this say-on-pay vote, among other factors, our Board and the Human Capital Committee determined not to implement significant changes to our executive compensation program for 2023. In addition to considering the results of the stockholder vote, the Human Capital Committee also considered the positive views on our compensation structure expressed by our stockholders during our investor relations outreach throughout the year in continuing to apply the same principles in determining the amounts and types of executive compensation.

COMPENSATION CONSULTANT

The Human Capital Committee is authorized to retain the services of one or more executive compensation advisors, in its discretion, to assist with the establishment and review of our compensation programs and related policies.

In 2023, the Human Capital Committee continued to utilize Semler Brossy Consulting Group, LLC (“Semler Brossy”) to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives, and provide guidance in administering our compensation program. The Human Capital Committee directed Semler Brossy to prepare a competitive market analysis of our executive compensation program to assist it in determining the appropriate level of overall compensation, as well as assess each separate component of compensation, with the goal of understanding the competitiveness of the compensation we offer to our executives, including our Named Executive Officers. Semler Brossy served at the discretion of the Human Capital Committee and, except for services to the Human Capital Committee, did not provide any other services to us in 2023.

The aggregate fees paid to Semler Brossy by the Company for services provided to the Human Capital Committee in 2023 with regard to determining or recommending the amount or form of executive compensation were approximately $0.1 million. The Human Capital Committee considered Semler Brossy’s independence in light of applicable SEC rules and exchange listing standards and determined that Semler Brossy’s work did not raise any conflicts of interest that would prevent it from serving as an independent compensation consultant to the Human Capital Committee.

PEER GROUP COMPOSITION

The Human Capital Committee determined it would be appropriate to utilize a peer group for benchmarking pay practices, design features, dilution and pay levels for the executive team. The peer group is one input informing the Human Capital Committee’s benchmark assessments. In 2023, the Human Capital Committee, with the assistance of Semler Brossy, updated the peer group to reflect companies that, in aggregate, resemble the Company from a size, economics, talent and business focus perspective. The Human Capital Committee elected to make the following changes to our peer group:

•
Added Kelly Services, Inc., TrueBlue, Inc., and Kforce Inc.
•
Removed Cintas, TetraTech, Inc. and Hostess Brands, Inc.

The companies comprising the fiscal 2023 compensation peer group were as follows:

Comparative Peer Group for 2023
Kelly Services, Inc.	Nielsen Holdings	CACI International Inc.
ABM Industries Incorporated	Robert Half International Inc.	ASGN Incorporated
Reynolds Consumer Products Inc.	Verisk Analytics, Inc.	FTI Consulting, Inc.
BrightView Holdings, Inc.	Kforce Inc.	Korn Ferry
Coca Cola Consolidated	Insperity, Inc.	TrueBlue, Inc.
Energizer Holdings, Inc.	Edgewell Personal Products
Spectrum Brands Holdings, Inc.	The Hain Celestial Group, Inc.

EXECUTIVE COMPENSATION PROGRAM COMPONENTS

The following describes the primary components of our executive compensation program for each of our Named Executive Officers, the rationale for that component, and how compensation amounts are determined.

Base Salary

Our Named Executive Officers’ initial annual base salaries were established through arm’s‑length negotiations at the time the individual was hired or promoted into their current role, taking into account his or her qualifications, experience and prior salary level. Thereafter, the Human Capital Committee has determined executive officer base salaries on a going forward basis, consistent with any applicable provisions provided in the Named Executive Officer’s employment agreement, if applicable.

Our Named Executive Officers’ annual base salaries for 2023, including the base salaries for our Named Executive Officers who terminated employment during 2023 prior to his or her termination, are set forth below. Their actual base salaries earned for 2023 are set forth in the Summary Compensation Table below:

Named Executive Officer	Annual Base Salary
David Peacock	$1,100,000
Christopher Growe	$560,000
Jack Pestello	$600,000
Michael Taylor	$500,000
Andrea Young	$500,000
Jill Griffin	$1,100,000
Tanya Domier	$1,000,000
Brian Stevens	$750,000

Signing Bonuses

We determined to award each of Messrs. Peacock and Growe a signing bonus in connection with his commencement of employment with us in February 2023 and March 2023, respectively. Signing bonuses are awarded on a case-by-case basis by the Human Capital Committee to incentivize the Named Executive Officer to commence employment with the Company. The amounts of the signing bonuses were as follows: Mr. Peacock - $1,300,000 and Mr. Growe - $100,000. The after-tax value of the signing bonuses were subject to repayment in the event the Named Executive Officer resigned without “good reason” or was terminated by us for “cause” (each as defined in the Named Executive Officer’s employment agreement) within 12 months from his hire date.

Annual Performance-Based Nonequity Incentive Compensation

Historically, we have used performance‑based nonequity incentive compensation, which we call our annual incentive, to motivate our executives, including our Named Executive Officers, to achieve our strategic annual financial objectives while making progress towards our longer‑term growth and other goals.

In setting annual incentive performance objectives for 2023, the Human Capital Committee considered the Company’s projected performance. The Human Capital Committee determined that for 2023, the amount of annual incentive that each Named Executive Officer was eligible to receive was to be based upon the attainment of “Incentive EBITDA,” which is based on financial performance objectives related to Adjusted EBITDA, as set forth in the Company’s publicly filed SEC documents for the year ended December 31, 2023, and as described below.

For purposes of the annual incentive financial performance objectives, Incentive EBITDA means for 2023, the Company’s Adjusted EBITDA for 2023 as further adjusted:

•
for the Impact of Transactions, and
•
by excluding the aggregate amount paid to our associates pursuant to our annual cash incentive plans.

Impact of Transactions means eliminating the impact of any acquisition or divestitures that closed on or after January 1, 2023 except for the difference (positive or negative) between (i) the Adjusted EBITDA related to such acquisition or divestiture for the particular period, and (ii) the Adjusted EBITDA for such acquisition or divestiture during the corresponding period in the calendar year prior to such acquisition, as such historic Adjusted EBITDA for the acquisitions is determined and equitably adjusted if deemed appropriate by the Human Capital Committee at the time of such acquisition.

Incentive EBITDA and Adjusted EBITDA are supplemental non-GAAP financial measures of our operating performance. Adjusted EBITDA means net loss before (i) interest expense, net, (ii) (benefit from) provision for income taxes, (iii) depreciation, (iv) impairment of goodwill and indefinite-lived assets, (v) amortization of intangible assets, (vi) gain on deconsolidation of subsidiaries, (vii) loss on divestitures, (viii) equity-based compensation of Topco, (ix) changes in fair value of warrant liability, (x) stock-based compensation expense, (xi) fair value adjustments of contingent consideration related to acquisitions, (xii) acquisition and divestiture related expenses, (xiii) costs associated with COVID-19, net of benefits received, (xiv) EBITDA for economic interests in investments, (xv) reorganization expenses, (xvi) litigation expenses, (xvii) recovery from and costs associated with the Take 5 Matter and (xviii) other adjustments that management believes are helpful in evaluating our operating performance.

For a reconciliation of Adjusted EBITDA to net income (loss), see Annex A.

In 2023, the Named Executive Officers participated in our annual incentive program at the following levels:

Named Executive Officer	Target Incentive	Maximum Incentive
David Peacock(1)	$1,650,000	$2,200,000
Christopher Growe	$560,000	$—
Jack Pestello(2)	$600,000	$—
Michael Taylor	$500,000	$—
Andrea Young	$500,000	$—
Jill Griffin(3)	$1,650,000	$2,200,000
Tanya Domier(3)	$1,500,000	$2,000,000
Brian Stevens(4)	$—	$—

(1)
For fiscal 2023, Mr. Peacock was entitled to a guaranteed annual cash incentive of no less than 150% of his base salary ($1,650,000) for 2023.
(2)
The target incentive amount for Mr. Pestello was pro‑rated based on Mr. Pestello’s commencement of employment with us effective April 10, 2023. The amount set forth in the table above is Mr. Pestello’s target incentive prior to pro-ration.
(3)
Each of Mses. Griffin and Domier’s employment with us terminated in 2023 and in connection with such terminations, each was entitled to a pro-rated incentive opportunity for 2023 based on time employed through the Named Executive Officer’s termination date and actual performance results for the full year. The amounts set forth in the table are the Named Executive Officers’ target incentive prior to pro-ration.
(4)
In connection with Mr. Stevens’ transition to a non-executive role during 2023 and eventual separation, Mr. Stevens was not entitled to receive a 2023 incentive.

The Human Capital Committee established and approved Level 1, Level 2 and Level 3 achievement levels for Incentive EBITDA performance. To the extent that performance was below the Level 1 performance level, there would be no payment of the annual incentive, and the potential payment of the annual incentive is capped at the Level 3 performance level for Incentive EBITDA. To the extent achievement fell between different levels, the payment percentage would have been determined based on straight‑line interpolation. Under the 2023 annual incentive plan, the targeted Incentive EBITDA goal was $404.6 million after factoring in the Impact of Transactions, including the deconsolidation of Advantage Smollan Limited. The following table shows the percentage of the Named Executive Officer’s target incentive opportunity that was eligible to be earned with respect to different levels of achievement of the Incentive EBITDA goal.

Performance Level	Percentage of Target Incentive Earned – Mr. Peacock, Ms. Griffin and Ms. Domier	Percentage of Target Incentive Earned – Mr. Growe, Mr. Pestello, Mr. Taylor and Ms. Young
Below Level 1 (Less than 93% of Target)	—%	—%
Level 1 (Between 93% – 99.9% of Target)	25%	—%
Level 2 (Between 100% – 102.9% of Target)	100%	100%
Level 3 (103% or More of Target)	133%	—%

The Human Capital Committee determined that Mr. Peacock and Mses. Domier and Griffin would receive 100% of their target incentive amount. The other Named Executive Officers received amounts that were slightly above their respective target incentive amount. The target and actual amounts paid to our Named Executive Officers under the 2023 annual incentive program are set forth below:

Named Executive Officer	Target Dollar Amount	2023 Percentage of Target Incentive Earned	Actual Payout
David Peacock	$1,650,000	100%	$1,650,000
Christopher Growe	$560,000	107%	$600,000
Jack Pestello	$450,000	106%	$475,000
Michael Taylor	$500,000	105%	$525,000
Andrea Young	$500,000	105%	$525,000
Jill Griffin(1)	$72,329	100%	$72,329
Tanya Domier(1)	$369,750	100%	$369,750
Brian Stevens	$—	—%	$—

(1)
Reflect pro-ration based on the Named Executive Officer’s time employed during 2023. Both Ms. Griffin and Ms. Domier received payouts at 100% of target for their pro-rated annual bonuses based on Incentive EBITDA achievement. Without proration, Ms. Griffin’s target bonus for 2023 was $1,650,000 and Ms. Domier’s target bonus was $1,500,000.

Long‑Term Equity Incentive Compensation

2023 Equity Grants

We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. In fiscal 2023, we granted the following types of equity awards to our Named Executive Officers who were employed through 2023. Mses. Griffin and Domier and Mr. Stevens were not granted equity awards during fiscal 2023:

•
Performance Restricted Stock Unit Grants. We granted performance restricted stock units with respect to our Class A common stock (“PSUs”) to each of Messrs. Peacock, Growe, Pestello, and Taylor and Ms. Young. The PSUs are awarded to incentivize and reward our Named Executive Officers for long‑term corporate growth based on the value of our Class A common stock and, thereby, to align their interests with the interests of our stockholders.
•
Time-Based Restricted Stock Unit Grants. We also granted restricted stock units with respect to our Class A common stock (“RSUs”) to each of Messrs. Peacock, Growe, Pestello, and Taylor and Ms. Young. The RSUs are also part of our regular practice of awarding our Named Executive Officers with awards that are linked to our stock price while also including a retentive element.
•
Option Grants. In connection with each such Named Executive Officer’s commencement of employment with the Company or promotion to an executive officer role within the Company, each of

Messrs. Peacock, Growe, Pestello and Taylor were granted a stock option award to purchase shares of our Class A common stock. As described in further detail below, each of these stock option awards have increasing exercise prices that are greater than the fair market value of a share of the Company’s Class A common stock on the applicable grant date, which operates as an additional incentive to align the Named Executive Officer’s interest with the interests of our stockholders.
•
Signing Share Grant to Mr. Peacock. In February 2023, in connection with his commencement of employment, Mr. Peacock was granted an award of fully vested shares. The shares were subject to repayment if Mr. Peacock’s employment terminated as a result of his resignation without “good reason” or his termination by the Company for “cause” (each, as defined in Mr. Peacock’s employment agreement), prior to the one-year anniversary of his hire date. We determined to grant this award to Mr. Peacock to compensate him for equity awards with respect to his former employer that were forfeited by him when he commenced employment with us.

Each of these awards are reflected in the “Summary Compensation Table” below.

2023 Performance Stock Unit Grants

During 2023, the Human Capital Committee determined to grant PSUs to Messrs. Peacock, Growe, Pestello, Taylor and Ms. Young. Each such Named Executive Officer received an annual PSU grant, consistent with historical practices, that became earned based on the achievement of Adjusted EBITDA goals and Revenues goals (as described below) during the 2023 performance period and vested over three years (referred to as the “2023 Annual PSUs”). The target number of shares subject to the PSUs grants awarded to the Named Executive Officers in 2023 were as follows:

Named Executive Officer	Target Number of PSUs Subject to 2023 Annual PSUs
David Peacock	566,037
Christopher Growe	195,348
Jack Pestello	348,837
Michael Taylor	348,837
Andrea Young	264,084

Annual PSU Grants

With respect to the 2023 Annual PSUs, 65% of the award vests based on the achievement of Adjusted EBITDA goals and 35% of the award vests based on the achievement of Revenues goals, in each case over the 2023 performance period as adjusted for the Impact of Transactions. We believe Adjusted EBITDA and Revenues goals (each as adjusted for the Impact of Transactions) to be appropriate performance measures because they are objective financial measurements that are understand and valued by many of our stakeholders. The number of PSUs earned for each award ranges from between 0% to 150% of the target number of shares subject to the PSUs. The 2023 Annual PSUs vest as follows: (i) the number of PSUs that are earned based on achievement at or below target goals vest ratably on each of the first three anniversaries of the grant date, subject to the Named Executive Officer’s continued service to the Company, and (ii) any PSUs that became earned as a result of achievement of either Adjusted EBITDA or Revenues goals in excess of 100% of target performance vest in full on the third anniversary of the date of grant, subject to continued performance during fiscal years 2024 and 2025 with respect to the specific objective at above the performance level achieved in 2023 and the Named Executive Officer’s continued service with the Company through such date. Adjusted EBITDA and Revenues (each as adjusted for the Impact of Transactions) metrics are measured separately when determining whether above‑target performance has been maintained for future year performance. For information regarding the treatment of these PSUs in connection with each Named Executive Officer’s separation from the Company, see below “—Potential Payments Upon Termination or Change in Control.”

For purposes of the 2023 Annual PSUs, Adjusted EBITDA means the Adjusted EBITDA as set forth in the Company’s publicly filed SEC documents for the year ended December 31, 2023, as adjusted for the Impact of Transactions.

For purposes of the 2023 Annual PSUs, Adjusted EBITDA and Revenues for 2023, which are non-GAAP financial measures, means the Company’s Adjusted EBITDA and Revenues, respectively, for the year ended December 31, 2023 calculated in accordance with the Company’s historical practices and, as applicable, in accordance with U.S. generally accepted accounting principles, as adjusted by the Impact of Transactions. Impact of Transactions means eliminating the impact of any acquisition or divestitures (including any deconsolidation transactions) between (i) the Adjusted EBITDA and Revenues related to such acquisition or divestiture for the particular period, and (ii) the Adjusted EBITDA and Revenues, respectively, for such acquisition or divestiture during the corresponding period in the calendar year prior to such acquisition or divestiture, as such historic Adjusted EBITDA and Revenues for the acquisition or divestiture are determined and equitably adjusted if deemed appropriate by the Human Capital Committee at the time of such acquisition or divestiture.

2023 Restricted Stock Unit Grants

In 2023, the Human Capital Committee determined to grant the following RSUs grants to our Named Executive Officers:

Named Executive Officer	Date of Grant	Total Number of RSUs
David Peacock	February 1, 2023	566,037
Christopher Growe	June 12, 2023	65,116
Jack Pestello	June 12, 2023	116,279
Michael Taylor	June 12, 2023	116,279
Andrea Young	October 2, 2023	88,028

The RSUs grants made in 2023 are scheduled to vest in equal installments on each of the first, second, and third anniversaries of the grant date, subject to the Named Executive Officer’s continued service with the Company through each applicable vesting date.

2023 Option Grants

The Human Capital Committee determined to make the following grants of stock options to Messrs. Peacock, Growe, Pestello and Taylor in 2023.

•
In February 2023, the Human Capital Committee granted Mr. Peacock stock options covering a total of 8,000,000 shares of our Class A common stock in connection with the commencement of his employment with the Company. Mr. Peacock’s stock option grants consist of the following: (i) an option to purchase 2,000,000 shares which have an exercise price of $2.65 and which vested with respect to 1,600,000 shares on February 1, 2024 and the remaining 400,000 shares will vest on February 1, 2025, (ii) an option to purchase 2,750,000 shares which have an exercise price of $5.00 and which will vest with respect to 1,200,000 shares on February 1, 2025 and the remaining 1,550,000 shares on February 1, 2026, and (iii) an option to purchase 3,250,000 shares which have an exercise price of $10.00 and which will vest with respect to 50,000 shares on February 1, 2025, 1,600,000 shares on February 1, 2027 and the remaining 1,600,000 shares on February 1, 2028. Vesting in each case is subject to Mr. Peacock’s continued service with the Company through each applicable vesting date, with full acceleration upon the earlier to occur of (A) the first date on which the equity holders of Topco have sold units in Topco worth no less than $2.1 billion at an implied Company share price of no less than $10.00 per share and (B) a change in control (as defined in the A&R 2020 Plan).
•
In April 2023, the Human Capital Committee granted Mr. Growe a stock option in connection with the commencement of his employment with the Company. Mr. Growe’s stock option grants consists of the following: (i) an option to purchase 600,000 shares, which have an exercise price of $2.00 and which vest with respect to 360,000 shares on March 27, 2024 and the remaining 240,000 shares will vest on March 27, 2025, (ii) an option to purchase 600,000 shares, which have an exercise price of $5.00 and which will vest with respect to 120,000 shares on March 27, 2025, 360,000 shares on March 27, 2026 and the remaining 120,000 shares on March 27, 2027, and (iii) an option to purchase 600,000, which have an exercise price of $10.00 and which will vest with respect to 240,000 shares on March 27, 2027 and the remaining 360,000 shares on March 27, 2028. Vesting in each case is subject to Mr. Growe’s continued service with the Company through each applicable vesting date.
•
In June 2023, the Human Capital Committee granted Mr. Pestello a stock option in connection with the commencement of his employment with the Company. Mr. Pestello’s stock option grants consists of the following: (i) an option to purchase 666,666 shares, which have an exercise price of $2.00 and which will vest with respect to 400,000 shares on June 1, 2024 and the remaining 266,666 shares on June 1, 2025, (ii) an option to purchase 666,667 shares, which have an exercise price of $5.00 and which will vest with respect to 133,335 shares on June 1, 2025, 400,000 shares on June 1, 2026 and 133,333 shares on June 1, 2027, and (iii) an option to purchase 666,667 shares, which have an exercise price of $10.00 and which will vest with respect to 266,667 shares on June 1, 2027 and the remaining 400,000 shares on June 1, 2028. Vesting in each case is subject to Mr. Pestello’s continued service with the Company through each applicable vesting date.
•
In June 2023, the Human Capital Committee granted Mr. Taylor a stock option in connection with the commencement of his promotion. Mr. Taylor’s stock option grants consists of the following: (i) an option to purchase 333,333 shares, which have an exercise price of $2.15 and which will vest with respect to 200,000 shares on June 12, 2024 and the remaining 133,333 shares on June 12, 2025, (ii) an option to purchase 333,333 shares, which have an exercise price of $5.00 and which will vest with respect to 66,667 shares on June 12, 2025, 200,000 shares on June 12, 2026 and 66,666 shares on June 12, 2027, and (iii) an option to purchase 333,334 shares, which have an exercise price of $10.00 and which vest with respect to 133,334 shares on June 12, 2027 and the remaining 200,000 shares on June 12, 2028. Vesting in each case is subject to Mr. Taylor’s continued service with the Company through each applicable vesting date.

2021 PSU Performance Determination for Above-Target Performance

In February 2022, the Human Capital Committee determined that with respect to 2021 PSUs (which vested according to the same conditions as the 2023 Annual PSUs, though the performance period was from January 1, 2021 through December 31, 2021), achievement of the performance objective applicable to the Revenues (as adjusted for the Impact of Transactions) objective was 126.2% of target. As a result, the additional above target 26.2% of the portion of the grant that was attributable to achievement of the Revenues (as adjusted for the Impact of Transactions) goal was scheduled to vest in January 2024 subject to continued Revenues (as adjusted for the Impact of Transactions) performance in fiscal 2022 and 2023 above the Revenues performance achieved in fiscal 2021. In January 2024, the Human Capital Committee determined that Revenues performance in fiscal 2022 and fiscal 2023 was greater than the Revenues performance achieved in fiscal 2021, in each case as adjusted for the Impact of Transactions, and, as a result, Ms. Griffin and Ms. Domier vested in a pro-rated portion of the above-target portion of 2021 PSU grant based on her continued employment from January 2021 through her respective separation date in 2023.

2023 PSU Performance Determination for Above-Target Revenues and Adjusted EBITDA Performance

In connection with the completion of the Company’s financial audit for 2023, the Human Capital Committee determined that with respect to the PSUs granted to the named executive officers in 2023, achievement of the performance objective applicable to the Revenues and Adjusted EBITDA objectives for 2023 (each as adjusted for the Impact of Transactions) were in excess of 150% of target for each objective (which targets were $4,023.9 million and $404.6 million, respectively, after factoring in the Impact of Transactions, including the deconsolidation of Advantage Smollan Limited). As a result, the portion of the award representing the above-target amount will be eligible to vest on the third anniversary of the date of grant in 2026, subject to continued performance of Adjusted EBITDA and Revenues in fiscal 2024 and 2025 above the Adjusted EBITDA and Revenues performance achieved in fiscal 2023 (each as adjusted for the Impact of Transactions).

Signing Share Grant

In February 2023, pursuant to his employment agreement, Mr. Peacock was granted a one-time award of 1,132,075 fully-vested shares (which had an aggregate grant date fair value (as calculated based on the closing price of the Company’s Class A common stock on the grant date) of $3,000,000) (the “Peacock Signing Shares”). The Peacock Signing Shares were subject to repayment or forfeiture on an after-tax basis in the event Mr. Peacock resigned without “good reason” or was terminated for “cause” (each as defined in his employment agreement), in each case prior to the first anniversary of his commencement of employment.

Accelerated Vesting of Named Executive Officer Equity Awards

The equity awards granted to our named executive officers are eligible for accelerated vesting under certain circumstances as described below under “Potential Payments Upon Termination or Change in Control.”

Retention Payments

Pursuant to his employment agreement, Mr. Stevens was eligible to receive a retention payment equal to $300,000 on each of December 31, 2022, 2023 and 2024 subject to his continued employment through each applicable retention date. Mr. Stevens’ employment agreement provided that if his employment was terminated for any reason prior to the applicable retention date for that year, he will be paid a pro‑rated portion of the retention payment for that year for the portion of the year that he remained employed with the Company. Accordingly, upon his termination of employment in August 2023, Mr. Stevens received a pro-rated portion of his second retention payment based on the portion of the 2023 year that he was employed with the Company; he was not entitled to receive any portion of the third retention payment. Mr. Stevens is our only Named Executive Officer who was eligible to receive a retention payment.

Retirement Savings

We have established a 401(k) retirement savings plan for our associates, including the Named Executive Officers, who satisfy certain eligibility requirements. Our Named Executive Officers are eligible to participate on the same terms as all of our associates. Under the 401(k) plans, eligible associates may elect to reduce their current compensation by up to the prescribed annual limit and contribute these amounts to the 401(k) plan. Subject to eligibility limits, we provide a matching contribution of up to 50% of the first 6% of salaries contributed by participating associates.

Other Benefits and Perquisites

Additional benefits received by our Named Executive Officers include certain benefits provided to our associates generally, including medical, dental and vision benefits, flexible spending and/or health care saving accounts, basic and voluntary life and accidental death and dismemberment insurance, short‑term and long‑term disability insurance, critical illness and accident insurance, as well as certain benefits provided only to certain members of management, including executive health care insurance premiums, supplemental disability insurance, monthly car allowances, financial counseling, club memberships and commuting allowances. Additionally, in 2023, we agreed to reimburse each of Messrs. Peacock and Growe for legal fees in connection with the negotiation of each Named Executive Officer’s new employment agreement.

Currently, as well as in the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. All future practices with respect to perquisites or other personal benefits for our Named Executive Officers will be approved and subject to periodic review by the Human Capital Committee. We do not expect these perquisites and personal benefits to be a significant component of our compensation program.

Severance Benefits

We have entered into employment agreements with each of Messrs. Peacock, Growe, Pestello and Taylor the material elements of which with respect to severance benefits are summarized below under “Potential Payments Upon Termination or Change in Control.” Additionally, outstanding equity awards held by our Named Executive Officer include termination or change in control‑based acceleration provisions, which are also summarized below under “Potential Payments Upon Termination or Change in Control.”

The material terms of the separation agreements, for Mses. Griffin and Domier, and transition agreement, for Mr. Stevens, are also summarized below under “Potential Payments Upon Termination or Change in Control.”

TAX AND ACCOUNTING CONSIDERATIONS

Section 162(m) of the Internal Revenue Code (the “Code”) generally limits, for U.S. corporate income tax purposes, the annual tax deductibility of compensation paid to certain current and former executive officers to $1 million. Although the Company believes that tax deductibility of executive compensation is an important consideration, the Human Capital Committee in its judgement has authorized, and may in the future authorize, compensation payments that are not fully tax deductible or modify compensation programs and practices without regard for tax deductibility when it believes that such compensation is appropriate.

Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual receiving the excess payment. Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long‑term incentive plans including stock options and other equity‑based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our Named Executive Officers in the future, we anticipate that the Human Capital Committee will consider all elements of the cost to us of providing such compensation, including the potential impact of Section 280G. However, the Human Capital Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent. We do not provide for excise tax gross‑ups to our executives and the employment agreements for each of our Named Executive Officers provide for a potential reduction in excess parachute payments as described below under “Potential Payments Upon Termination or Change in Control.”

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718, for our stock‑based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock‑based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of their stock‑based awards in their income statements over the period that an associate is required to render service in exchange for the award. Grants of stock options, restricted stock, restricted stock units and other equity‑based awards under our equity incentive award plans will be accounted for under ASC 718. We anticipate that the Human Capital Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

COMPENSATION‑RELATED RISK

The Human Capital Committee, with input from management and external advisors, monitors our compensation policies and practices, including those for our Named Executive Officers, to ensure that these policies and practices do not encourage excessive and unnecessary risk‑taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. Given the nature of our business, and the material risks we face, we believe that our compensation plans, policies and programs are not reasonably likely to give rise to risk that would have a material adverse effect on our business.

EXECUTIVE SHARE OWNERSHIP GUIDELINES

In 2021, following a recommendation from the Human Capital Committee, our board of directors established share ownership guidelines in order to align the interests of key executives of the Company with the Company’s stockholders by ensuring that those key executives have substantial ownership of the Company’s common stock. The guidelines provide that, within five years, certain key executives are expected to acquire and establish holdings in our stock equal in value to a multiple of base salary, depending on their positions, as follows:

Covered Executives	Minimum Shareholding Requirement:
Chief Executive Officer	6x salary
Other Named Executive Officers	3x salary
Other Senior Executive Team Members	1x salary

Until an executive’s minimum shareholding requirement is achieved, the executive will be required to retain 50% of the net shares received from equity awards that vest after the second anniversary of the effective date of the guidelines (or the first anniversary in the case of executive officers). If an executive has not satisfied the minimum shareholding requirement within the relevant compliance period, the executive must retain 100% of the net shares described in the previous sentence (rather than 50%) until the minimum shareholding requirement is satisfied.

If a certain key executive becomes subject to a greater ownership amount due to promotion or increase in base salary, such executive is expected to meet the higher ownership threshold within five years of the promotion or base salary increase. The Human Capital Committee will periodically monitor the application of these guidelines and, at least once per year, prepare a report on compliance with the guidelines and deliver the report to the Board.

As of December 31, 2023, each of our executives was in compliance with the guidelines or had additional time within which to comply.

ANTI‑HEDGING POLICY

All of our officers, directors and employees and certain consultants specified by our management are prohibited from engaging in hedging transactions relating to our securities. In addition, such persons are also prohibited from pledging our securities to secure loans. Additionally, spouses, minor children and any other family member sharing the same household as the foregoing, as well as any other account, trust or entity over which the foregoing may make or influence investment decisions, whether or not the securities are held directly or indirectly, are similarly prohibited from engaging in such hedging transactions.

EXECUTIVE COMPENSATION RECOUPMENT (CLAWBACK) POLICY

Effective as of October 2, 2023, the Company adopted a compensation recovery policy as required by Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and the corresponding listing standards of the Nasdaq Stock Market. This policy provides for the mandatory recovery (subject to limited exceptions) from current and former officers, and discretionary recovery, for other senior executives selected to participate, of incentive-based compensation that was erroneously received during the three years preceding the date that the Company is required to prepare an accounting restatement. Covered restatements include both a restatement to correct an error that is material to previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure. This policy superseded and replaced our prior recoupment policy adopted by the Human Capital Committee in 2022.

HUMAN CAPITAL COMMITTEE REPORT

The following Human Capital Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

The Human Capital Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement. Based on this review and these discussions, the Human Capital Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10‑K for the year ended December 31, 2023.

Members of the Human Capital Committee
Robin Manherz, Chair	Timothy J. Flynn
Tiffany Han	Brian K. Ratzan

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our Named Executive Officers for the years ended December 31, 2023, 2022 and 2021.

Name and Principal Position		Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards(3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation ($)(5)	Total ($)
David Peacock	Chief Executive Officer	2023	985,769	2,950,000	5,999,995	5,765,000	—	79,971	15,780,735
Christopher Growe	Chief Financial Officer	2023	420,000	140,000	559,997	648,000	560,000	21,113	2,349,110
Jack Pestello	Chief Operating Officer, Branded Services	2023	426,923	475,000	1,000,000	846,666	—	717	2,749,306
Michael Taylor	Chief Operating Officer, Retail Services	2023	500,000	25,000	1,000,000	423,333	500,000	10,975	2,459,308
Andrea Young	Chief Operating Officer, Experiential Services	2023	436,824	25,000	999,998	—	500,000	1,387	1,963,209
Jill Griffin	Former Chief Executive Officer	2023	67,692	—	175,548	—	72,329	2,254,696	2,570,265
		2022	967,308	—	4,549,992	1,948,068	—	75,008	7,540,376
		2021	600,000	—	5,665,250	—	300,000	61,721	6,626,971
Tanya Domier	Executive Chair and Former Chief Executive Officer	2023	269,231	—	—	—	369,750	15,016	653,997
		2022	1,000,000	—	6,499,995	—	—	105,771	7,605,766
		2021	1,000,000	—	8,731,750	—	500,000	98,694	10,330,444
Brian Stevens	Chief Financial Officer and Chief Operating Officer	2023	452,885	175,069	129,799	117,826	—	1,190,656	2,066,235
		2022	647,308	300,000	2,729,993	1,170,000	—	58,342	4,905,643
		2021	600,000	—	3,999,000	—	300,000	57,213	4,956,213

(1)
Amounts reported for the Named Executive Officers reflect base salaries earned for 2023. For Ms. Young, also includes $26,618 in payments to her in lieu of accrued vacation and sick leave.
(2)
The amount reported in the Bonus column for Mr. Peacock reflects: (i) the one-time signing bonus of $1,300,000 paid to him in connection with his commencement of employment with the Company in February 2023 and (ii) the annual performance-based non-equity incentive compensation paid to Mr. Peacock for 2023, which was earned based on Company performance but is reported in the Bonus column as required by SEC rules given that this portion of his bonus was guaranteed for 2023 in connection with his commencement of employment. The amount reported in the Bonus column for Mr. Growe reflects the one-time signing bonus paid to him in connection with his commencement of employment with the Company in March 2023 ($100,000) and the portion of his annual bonus that was paid in the discretion of the Human Capital Committee based on individual performance. The amount reported in the Bonus column for Mr. Pestello represents the annual performance-based non-equity incentive compensation guaranteed for 2023 in connection with his commencement of employment and the portion of his annual bonus that was paid in the discretion of the Human Capital Committee based on individual performance. The amount reported in the Bonus column for Mr. Taylor and Ms. Young is the portion of their annual bonus that was paid in the discretion of the Human Capital Committee based on individual performance. The amount reported in the Bonus column for Mr. Stevens for 2023 represents a pro-rated portion of the second retention payment that Mr. Stevens was entitled to in 2023 pursuant to his employment agreement which was paid out in connection with his termination of employment. The amount reported in the Bonus column for Mr. Stevens for 2022 represents the first retention payment that Mr. Stevens was entitled to in 2022 pursuant to his employment agreement.
(3)
The amounts reported in the Stock Awards and Option Awards columns represent the aggregate grant date fair value, as computed in accordance with ASC 718, based on the valuation methodology (including assumptions) set forth in footnote 11 to the Consolidated Financial Statements of Advantage Solutions Inc., as filed with the SEC in the Company’s Annual Report on Form 10‑K for 2023, of the PSUs, RSUs, stock options, and, for Mr. Peacock, the Peacock Signing Shares, granted during 2023. PSUs are valued at target. If the PSU awards granted during 2023 were valued at maximum, the amounts shown in the column would be: Mr. Peacock, $6,749,994, Mr. Growe, $769,996, Mr. Pestello, $1,375,000, Mr. Taylor, $1,375,000, and Ms. Young, $1,375,000. For Mr. Stevens and Ms. Griffin, the Stock Awards column also includes $129,799 and $175,548, respectively, and the Option Awards column also includes $117,826 and zero, respectively, of incremental fair value recognized as a result of the modification of their awards in connection with their terminations of employment.
(4)
Represents the portion of the annual performance-based non-equity incentive compensation paid based on our financial performance in respect of the year earned. See the discussion regarding annual incentive compensation in “Compensation Discussion and Analysis” beginning on page 24 for further information regarding the performance measures.

(5)
Amounts in this column include the following for the year ended December 31, 2023:

Name	Car/ Commuting Allowance ($)	Club Membership ($)	Legal Fee Reimbursements ($)	401(k) Matching Contribution ($)	Health Reimbursement ($)	Disability Premium ($)	Life Insurance Premiums ($)	Severance Payments ($)	Total ($)
David Peacock	32,262	—	20,000	8,250	—	19,159	300	—	79,971
Christopher Growe	—	—	10,000	2,586	7,721	536	270	—	21,113
Jack Pestello	—	—	—	—	—	477	240	—	717
Michael Taylor	—	—	—	9,900	—	715	360	—	10,975
Andrea Young	312	—	—	—	—	715	360	—	1,387
Jill Griffin	1,846	—	—	—	36,918	119	60	2,215,753	2,254,696
Tanya Domier	7,269	—	—	—	7,478	179	90	—	15,016
Brian Stevens	14,769	8,960	—	—	19,685	2,899	210	1,144,133	1,190,656

GRANTS OF PLAN‑BASED AWARDS IN 2023

The following table sets forth information regarding grants of plan‑based awards made to the Named Executive Officers during the year ended December 31, 2023.

			Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards:	All other option awards:	Exercise or base	Grant date fair value
Name	Type of Award	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of shares of stock or units (#)	Number of securities underlying options (#)	price of option awards ($/Sh)	of stock and option Awards(3)(4)
David Peacock	Annual Incentive	—	—	1,650,000	2,200,000	—	—	—	—	—	—	—
	Signing Shares (5)	2/1/2023	—	—	—	—			1,132,075	—	—	2,999,999
	PSU	3/8/2023	—	—	—	—	566,037	849,055	—	—	—	1,499,998	(6)
	RSU	2/1/2023	—	—	—	—	—	—	566,037	—	—	1,499,998
	Option	2/1/2023	—	—	—	—	—	—	—	2,000,000	2.65	2,380,000
	Option	2/1/2023	—	—	—	—	—	—	—	2,750,000	5.00	2,117,500
	Option	2/1/2023	—	—	—	—	—	—	—	3,250,000	10.00	1,267,500
Christopher Growe	Annual Incentive	—	—	560,000		—	—	—	—	—	—	—
	PSU	6/12/2023	—	—	—	—	195,348	293,022	—	—	—	419,998
	RSU	6/12/2023	—	—	—	—	—	—	65,116			139,999
	Option	4/3/2023	—	—	—	—	—	—	—	600,000	2.00	390,000
	Option	4/3/2023	—	—	—	—	—	—	—	600,000	2.00	180,000
	Option	4/3/2023	—	—	—	—	—	—	—	600,000	2.00	78,000
Jack Pestello	Annual Incentive	—	—	450,000	—	—	—	—	—	—	—	—
	PSU	6/12/2023	—	—	—	—	348,837	523,255	—	—	—	750,000
	RSU	6/12/2023	—	—	—	—	—	—	116,279	—	—	250,000
	Option	6/1/2023	—	—	—	—	—	—	—	666,666	2.00	539,999
	Option	6/1/2023	—	—	—	—	—	—	—	666,667	5.00	226,667
	Option	6/1/2023	—	—	—	—	—	—	—	666,667	10.00	80,000
Michael Taylor	Annual Incentive	—	—	500,000	—	—	—	—	—	—	—	—
	PSU	6/12/2023	—	—	—	—	348,837	532,255	—	—	—	750,000
	RSU	6/12/2023	—	—	—	—	—		116,279	—	—	250,000
	Option	6/12/2023	—	—	—	—	—	—	—	333,333	2.15	270,000
	Option	6/12/2023	—	—	—	—	—	—	—	333,333	5.00	113,333
	Option	6/12/2023	—	—	—	—	—	—	—	333,334	10.00	40,000
Andrea Young	Annual Incentive	—	—	500,000	—	—	—	—	—	—	—	—
	PSU	10/2/2023	—	—	—	—	264,084	397,206	—	—	—	749,998
	RSU	10/2/2023	—	—	—	—	—		88,028	—	—	250,000

			Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards:	All other option awards:	Exercise or base	Grant date fair value
Name	Type of Award	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of shares of stock or units (#)	Number of securities underlying options (#)	price of option awards ($/Sh)	of stock and option Awards(3)
Jill Griffin	Annual Incentive		—	72,329	—	—	—	—	—	—	—	—
Jill Griffin	Modified PSU	3/11/2022	—	—	—	—	44,873	—	—	—	—	30,078
Jill Griffin	Modified RSU	3/11/2022	—	—	—	—	—	—	217,028	—	—	145,470
Tanya Domier	Annual Incentive		—	369,750	—	—	—	—	—	—	—	—
Brian Stevens	Annual Incentive		—	—	—	—	—	—	—	—	—	—
Brian Stevens	Modified PSU	10/3/2022	—	—	—	—	19,499	—	—	—	—	41,379
Brian Stevens	Modified RSU	10/3/2022	—	—	—	—	—	—	41,666	—	—	88,420
Brian Stevens	Modified Option	10/3/2022	—	—	—	—	—	—	—	390,000	—	117,826

(1)
Threshold, target and maximum payouts represent Level 1, Level 2 and Level 3 performance levels, respectively, pursuant to our annual incentive program as discussed above. The actual amounts paid for 2023 (which, for Mr. Pestello, Mses. Griffin and Domier were pro-rated to reflect their partial year of employment during 2023) are shown in the “Non‑Equity Incentive Plan Compensation” column of the 2023 Summary Compensation Table, and, for Mr. Peacock, the “Bonus” column, to reflect the portion of his annual incentive that was guaranteed. Mr. Stevens was not eligible for an annual non-equity incentive bonus during 2023.
(2)
Represents awards of PSUs awarded in 2023 and earned based on the performance period that began on January 1, 2023 and ended on December 31, 2023. The number of shares issuable pursuant to the awards was determined in March 2024. For additional information on the specific terms of the PSUs see “Long‑Term Equity Incentive Compensation – 2023 Performance Stock Unit Grants” in the “Compensation Discussion and Analysis” above.
(3)
Except as noted below, represents RSUs awarded in 2023. For additional information on the specific terms of the RSUs see “Long‑Term Equity Incentive Compensation – 2023 Restricted Stock Unit Grants” in the “Compensation Discussion and Analysis” above.
(4)
The value of stock awards and option awards is determined using the aggregate grant date fair value computed in accordance with ASC 718, excluding the effect of any estimated forfeitures. The assumptions used in calculating the grant date fair value of the PSU, RSU, option, and vested share awards reported in this column are set forth in footnote 11 to the Consolidated Financial Statements of Advantage Solutions Inc., as filed with the SEC in the Company’s Annual Report on Form 10‑K for 2023. For the modified awards listed for Mr. Stevens and Ms. Griffin, the amounts represent the incremental fair value recognized as a result of the modification of the awards listed in the table above in connection with their terminations of employment. The number of PSUs, RSUs and/or options that were modified is listed in the table above, along with the original grant date of such awards. The modification date for the awards held by Ms. Griffin was January 16, 2023 and for the awards held by Mr. Stevens was August 16, 2023. For a description of the modifications of these awards, see “Employment and Separation Agreements” below.
(5)
Represents the award of Peacock Signing Shares, which shares were subject to repayment or forfeiture on an after-tax basis in the event Mr. Peacock resigned without “good reason” or was terminated for “cause” (each as defined in his employment agreement), in each case prior to the first anniversary of his commencement of employment.
(6)
Mr. Peacock’s PSU grant occurred on March 8, 2023, when the 2023 financial metrics for the PSUs; however, the number of shares in Mr. Peacock’s PSU grant were based on the stock price on the date he commenced employment with the Company on February 1, 2023 and not the stock price on March 8, 2023.

Narrative Disclosure to Summary Compensation Table and Grants of Plan‑Based Awards Table

We are party to employment agreements with each of Messrs. Peacock, Growe, Pestello and Taylor. The material elements of these employment agreements are summarized below.

David Peacock

In connection with the appointment of Mr. Peacock as Chief Executive Officer of the Company, the Company and Mr. Peacock entered into an Employment Agreement on January 16, 2023, which was subsequently amended and restated on February 1, 2023 (as amended, the “Peacock Employment Agreement”). Pursuant to the Peacock Employment Agreement, Mr. Peacock receives his annual base salary and is eligible for an annual incentive bonus with a target amount equal to 150% of his base salary, both of which are subject to adjustment from time to time, with a guaranteed bonus with respect to 2023 of no less than this target bonus. The Peacock Employment Agreement also provides for: (i) a signing bonus of $1,300,000 (which was paid out to him in 2023), (ii) an initial annual equity award with an aggregate grant date fair value (as calculated based on the closing price of the Company’s Class A common stock on the grant date) of $3,000,000, 50% of which was granted in the form of RSUs and 50% of which was granted in the form of PSUs, and (iii) one‑time equity grants of the Peacock Signing Shares and the option awards granted to Mr. Peacock upon the commencement of his employment with the Company, each as described above in the section titled “Long‑Term Equity Incentive Compensation ”. The Peacock Employment Agreement also provides that for 2024 and future years, Mr. Peacock will be eligible to receive equity grants in the same amounts and upon the same terms as his initial annual grant of RSUs and PSUs described in the previous sentence. Under the Peacock Employment Agreement, Mr. Peacock is also eligible to participate in the Company’s standard benefits plans, as well as our executive health care reimbursement program, executive long‑term disability plan and other benefit programs offered to executives, and a commuting allowance. The Peacock Employment Agreement provided that we would reimburse Mr. Peacock for legal fees incurred in connection with negotiating the terms of the agreement up to $20,000.

Mr. Peacock’s employment agreement provides for severance payments as more fully described under “—Potential Payments Upon Termination or Change in Control.”

Christopher Growe

In connection with the appointment of Mr. Growe as Chief Financial Officer of the Company, the Company and Mr. Growe entered into an Employment Agreement on March 13, 2023, which was subsequently amended and restated on March 31, 2023 (as amended, the “Growe Employment Agreement”). Pursuant to the Growe Employment Agreement, Mr. Growe receives his annual base salary and is eligible for an annual incentive bonus with a target amount equal to 100% of his base salary, both of which are subject to adjustment from time to time. The Growe Employment Agreement also provides for: (i) a signing bonus of $100,000 (which was paid out to him in 2023), (ii) an initial annual equity award with an aggregate grant date fair value (as calculated based on the closing price of the Company’s Class A common stock on the grant date) of 100% of his base salary, and (iii) the one-time option awards granted to Mr. Growe upon the commencement of his employment with the Company, as described above in the section titled “Long-Term Equity Incentive Compensation.” The Growe Employment Agreement also provides that for 2024 and future years, Mr. Growe will be eligible to receive annual equity grants with an aggregate grant date fair value of 200% of his salary. Under the Growe Employment Agreement, Mr. Growe is also eligible to participate in the Company’s standard benefits plans, as well as our executive health care reimbursement program, executive long term disability plan and other benefit programs offered to executives. The Growe Employment Agreement provided that we would reimburse Mr. Growe for legal fees incurred in connection with negotiating the terms of the agreement up to $10,000.

Mr. Growe’s employment agreement provides for severance payments as more fully described under “—Potential Payments Upon Termination or Change in Control.”

Jack Pestello

In connection with the appointment of Mr. Pestello as Chief Operating Officer, Branded Services, of the Company, the Company and Mr. Pestello entered into an Employment Agreement on March 28, 2023 (the “Pestello Employment Agreement”). Pursuant to the Pestello Employment Agreement, Mr. Pestello receives his annual base salary and is eligible for an annual incentive bonus with a target amount equal to 100% of his base salary, both of which are subject to adjustment from time to time. The Pestello Employment Agreement also provides for: (i) a prorated bonus for 2023 equal to 75% of his target bonus amount (which was paid out to him in early 2024), (ii) an initial annual equity award with an aggregate grant date fair value (as calculated based on the closing price of the Company’s Class A common stock on the grant date) of $1,000,000, consisting of 75% PSUs and 25% RSUs, and (iii) the one-time option award granted to Mr. Pestello upon the commencement of his employment with the Company, as described above in the section titled “Long-Term Equity Incentive Compensation.” The Pestello Employment Agreement also provides that for 2024 and future years, Mr. Pestello will be eligible to receive annual equity grants with an aggregate grant date fair value of $1,000,000. Under the Pestello Employment Agreement, Mr. Pestello is also eligible to participate in the Company’s standard benefits plans, as well as our executive health care reimbursement program, executive long term disability plan and other benefit programs offered to executives.

Mr. Pestello’s employment agreement provides for severance payments as more fully described under “—Potential Payments Upon Termination or Change in Control.”

Michael Taylor

We and Mr. Taylor are parties-in-interest to a certain executive employment agreement dated October 18, 2017, which governs the terms of his employment with us (the “Taylor Employment Agreement”). Pursuant to the Taylor Employment Agreement, Mr. Pestello receives his annual base salary and is eligible for an annual incentive bonus with a target amount equal to 100% of his base salary, both of which are subject to adjustment from time to time. In addition, Mr. Taylor is eligible to participate in our equity incentive plans, as well as the Company’s standard benefits plans, our executive health care reimbursement program, our executive long term disability plan and other benefit programs offered to executives.

Mr. Taylor’s employment agreement provides for severance payments as more fully described under “—Potential Payments Upon Termination or Change in Control.”

Jill Griffin

Prior to her termination in January 2023, Ms. Griffin served as our Chief Executive Officer and was party to an amended and restated employment agreement with the Company, dated as of February 28, 2022 (the “Griffin Employment Agreement”). Pursuant to the Griffin Employment Agreement, Ms. Griffin was eligible to receive an annual base salary of $1,100,000 and was also eligible for an annual incentive with a target amount equal to 150% of her base salary, subject to a maximum payout of 200% of her base salary. Under the Griffin Employment Agreement, Ms. Griffin was eligible to participate in the Company’s standard benefits plans, as well as our executive health care reimbursement program, executive long‑term disability plan and other benefit programs offered to executives and an automobile allowance.

Effective January 16, 2023, Ms. Griffin resigned as the Company’s Chief Executive Officer and as a member of the Board. In connection with her resignation, the Company and Ms. Griffin entered into a Separation Agreement and General Release. For the material terms of this agreement, see “—Potential Payments Upon Termination or Change in Control,” beginning on page 47.

Tanya Domier

Prior to her termination in March 2023, Ms. Domier served as our Executive Chair and was party to an amended and restated employment agreement with the Company, dated as of March 1, 2022 (the “Domier Employment Agreement”). The Domier Employment Agreement provided that her employment with the Company would continue until March 31, 2023. Pursuant to the Domier Employment Agreement, Ms. Domier was eligible to receive an annual base salary of $1,000,000 and was also eligible for an annual incentive with a target amount equal to 150% of her base salary, subject to a maximum payout of 200% of base salary. Under the Domier Employment Agreement, Ms. Domier was eligible to participate in the Company’s standard benefits plans, as well as our executive health care reimbursement program, executive long‑term disability plan and other benefit programs offered to executives and an automobile allowance. Additionally, the Domier Employment Agreement provided that the Company would reimburse Ms. Domier for recreational and dining club dues and rental of entertainment property provided that the aggregate amount of such dues and rental fees in any year not exceed 2% of Ms. Domier’s annual base salary.

Ms. Domier ceased serving as an executive of the Company and as Executive Chair of the Board on March 31, 2023. In connection with her resignation, the Company and Ms. Domier entered into a Separation Agreement and General Release (the “Domier Separation Agreement”). For the material terms of this agreement, see “—Potential Payments Upon Termination or Change in Control,” beginning on page 47.

Brian Stevens

Prior to March 2023, Mr. Stevens was party to an amended and restated employment agreement with the Company, dated as of September 30, 2022 (the “Stevens Employment Agreement”), pursuant to which Mr. Stevens was eligible to receive an annual base salary of $750,000 and was also eligible to receive an annual incentive with a target amount equal to 100% of his base salary, subject to a maximum payout of 150% of his base salary. Additionally, Mr. Stevens was eligible under the Stevens Employment Agreement to receive a retention payment in an amount equal to $300,000 on each of December 31, 2022, 2023 and 2024, subject to his continuous employment with the Company through each applicable retention date; provided, that if Mr. Stevens’ employment was terminated for any reason prior to the applicable retention date for that year, he would be paid a pro‑rated portion of the retention payment for that year based on the portion of the year that he remained employed with the Company. Under the Stevens Employment Agreement, Mr. Stevens was eligible to participate in the Company’s standard benefits plans, as well as our executive health care reimbursement program, executive long‑term disability plan and other benefit programs offered to executives and an automobile allowance.

Effective March 27, 2023, Mr. Stevens transitioned out of the role of Chief Financial Officer and Chief Operating Officer and served as a non-executive employee through August 1, 2023. In connection with his transition, Mr. Stevens entered into a Transition Agreement (the “Stevens Transition Agreement”) with Advantage Sales & Marketing LLC (“Advantage S&M”) pursuant to which Mr. Stevens remained employed with Advantage S&M through August 1, 2023 at his then-current compensation through such date.

The Stevens Transition Agreement provided for severance payments and benefits that Mr. Stevens became entitled to up on his termination of employment in August 2023, as more fully described under “---- Potential Payments Upon Termination or Change in Control.”

OUTSTANDING EQUITY AWARDS AT 2023 YEAR‑END

The following table sets forth specified information regarding outstanding equity awards held by the Named Executive Officers as of December 31, 2023. The market values below for outstanding PSUs, RSUs and Peacock Signing Shares were computed using the closing price of Class A common stock on December 29, 2023, which was $3.62. For more information on the PSUs, RSUs, options and Peacock Signing Shares held by the Named Executive Officers see “2023 Equity Grants” on page 29.

			Option Awards					Share based awards
Name	Grant Date	Type of Award	Number of shares underlying unexercised options (#) exercisable	Number of shares underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units that have not vested (#)		Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
David Peacock	3/8/2023	PSU	—	—		—	—	566,037	(2)	2,049,054	283,018	(19)	1,024,525
	2/1/2023	RSU	—	—		—	—	566,037	(3)	2,049,054	—		—
	2/1/2023	Signing Shares	—	—		—	—	1,132,075	(4)	2,999,999	—		—
	2/1/2023	Option	—	2,000,000	(5)	2.65	2/1/2033	—		—	—		—
	2/1/2023	Option	—	2,750,000	(6)	5.00	2/1/2033	—		—	—		—
	2/1/2023	Option	—	3,250,000	(7)	10.00	2/1/2033	—		—	—		—
Christopher Growe	6/12/2023	PSU	—	—		—	—	195,348	(2)	707,160	97,674	(19)	353,580
	6/12/2023	RSU	—	—		—	—	65,116	(3)	235,720	—		—
	4/3/2023	Option	—	600,000	(8)	2.00	4/3/2033	—		—	—		—
	4/3/2023	Option	—	600,000	(9)	5.00	4/3/2033	—		—	—		—
	4/3/2023	Option	—	600,000	(10)	10.00	4/3/2033	—		—	—		—
Jack Pestello	6/12/2023	PSU	—	—		—	—	348,837	(2)	1,262,790	174,418	(19)	631,393
	6/12/2023	RSU	—	—		—	—	116,279	(3)	420,930	—		—
	6/1/2023	Option	—	666,666	(11)	2.00	6/1/2033	—		—	—		—
	6/1/2023	Option	—	666,667	(12)	5.00	6/1/2033	—		—	—		—
	6/1/2023	Option	—	666,667	(13)	10.00	6/1/2033	—		—	—		—
Michael Taylor	1/4/2021	PSU	—	—		—	—	15,194	(2)	55,002	5,428	(17)	19,649
	1/4/2021	RSU	—	—		—	—	6,578	(3)	23,812	—		—
	3/11/2022	PSU	—	—		—	—	25,328	(2)	91,687	—		—
	3/11/2022	RSU	—	—		—	—	28,993	(3)	104,955	—		—
	6/1/2022	PSU	—	—		—	—	8,292	(2)	30,017	—		—
	6/1/2022	RSU	—	—		—	—	9,491	(3)	34,357	—		—
	6/12/2023	PSU	—	—		—	—	348,837	(2)	1,262,790	174,418	(19)	631,393
	6/12/2023	RSU	—	—		—	—	116,279	(3)	420,930	—		—
	6/12/2023	Option	—	333,333	(14)	2.15	6/12/2033	—		—	—		—
	6/12/2023	Option	—	333,333	(15)	5.00	6/12/2033	—		—	—		—
	6/12/2023	Option	—	333,334	(16)	10.00	6/12/2033	—		—	—		—

			Option Awards				Share based awards
Name	Grant Date	Type of Award	Number of shares underlying unexercised options (#) exercisable	Number of shares underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units that have not vested (#)		Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Andrea Young	1/4/2021	PSU	—	—	—	—	16,240	(2)	58,789	5,802	(17)	21,003
	1/4/2021	RSU	—	—	—	—	7,032	(3)	25,456	—		—
	3/11/2022	PSU	—	—	—	—	29,169	(2)	105,592	—		—
	3/11/2022	RSU	—	—	—	—	33,389	(3)	120,868	—		—
	6/1/2022	PSU	—	—	—	—	16,584	(2)	60,034	—		—
	6/1/2022	RSU	—	—	—	—	18,982	(3)	68,715	—		—
	10/2/2023	PSU	—	—	—	—	264,084	(2)	955,984	132,042	(19)	477,992
	10/2/2023	RSU	—	—	—	—	88,028	(3)	318,661	—		—
Jill Griffin	1/4/2021	PSU	—	—	—	—	—		—	907	(17)	3,283
Tanya Domier	1/5/2021	PSU	—	—	—	—	—		—	60,751	(18)	219,919
Brian Stevens	—	—	—	—	—	—	—		—	—		—

(1)
This value is based upon the closing sale price of the Company’s Class A common stock on December 29, 2023 of $3.62.
(2)
Represents an award of PSUs that is a contingent right to receive Class A common stock upon vesting. The PSUs reflected in this row under the “Number of shares or units that have not vested” column represent the portion of the 2023 PSUs that were earned at “target” based on the Company’s achievement of Adjusted EBITDA and Revenues performance goal levels (in each case as adjusted for the Impact of Transaction) in 2023 and are scheduled to vest in three equal installments on each of the first, second, and third anniversaries of the grant date, subject to the Named Executive Officer’s continued service with the Company through each such date. The Company’s achievement for the 2023 performance period exceeded target, as described above in the “Compensation Discussion and Analysis,” but the above-target portion of the PSUs remain subject to additional performance-based vesting conditions and are described in footnote (19) below.
(3)
Represents an award of RSUs that is a contingent right to receive Class A Common Stock upon vesting. The RSUs are scheduled to vest in equal installments on each of the first, second, and third anniversaries of the grant date, subject to the Named Executive Officer’s continued service with the Company through each applicable vesting date.
(4)
Represents an award of fully-vested Signing Shares which shares were subject to repayment or forfeiture on an after-tax basis in the event Mr. Peacock resigned without “good reason” or was terminated for “cause” (each as defined in the Peacock Employment Agreement), in each case prior to February 1, 2024.
(5)
Represents an award of stock options, giving the Mr. Peacock the right to purchase Class A common stock upon vesting. The option vested with respect to 1,600,000 shares on February 1, 2024 and will vest with respect to the remaining 400,000 shares on February 1, 2025, subject to the Mr. Peacock’s continued service with the Company through each applicable vesting date.
(6)
Represents an award of stock options, giving Mr. Peacock the right to purchase Class A common stock upon vesting. The option is scheduled to vest with respect to 1,200,000 shares on February 1, 2025, and the remaining 1,550,000 on February 1, 2026, subject to Mr. Peacock’s continued service with the Company through each applicable vesting date.
(7)
Represents an award of stock options, giving Mr. Peacock the right to purchase Class A common stock upon vesting. The option is scheduled to vest with respect to 50,000 shares on February 1, 2025, 1,600,000 shares on February 1, 2027, and the remaining 1,600,000 shares on February 1, 2028, subject to Mr. Peacock’s continued service with the Company through each applicable vesting date.
(8)
Represents an award of stock options, giving Mr. Growe the right to purchase Class A common stock upon vesting. The option vested with respect to 360,000 shares on March 27, 2024, and is scheduled to vest with respect to the remaining 240,000 shares on March 27, 2025, subject to Mr. Growe’s continued service with the Company through each applicable vesting date.
(9)
Represents an award of stock options, giving Mr. Growe the right to purchase Class A common stock upon vesting. The option is scheduled to vest with respect to 120,000 shares on March 27, 2025, 360,000 shares on March 27, 2026, and the remaining 120,000 shares on March 27, 2027, subject to Mr. Growe’s continued service with the Company through each applicable vesting date.

(10)
Represents an award of stock options, giving Mr. Growe the right to purchase Class A common stock upon vesting. The option is scheduled to vest with respect to 240,000 shares on March 27, 2027, and the remaining 360,000 shares on March 27, 2028, subject to Mr. Growe’s continued service with the Company through each applicable vesting date.
(11)
Represents an award of stock options, giving Mr. Pestello the right to purchase Class A common stock upon vesting. The option is scheduled to vest with respect to 400,000 shares on June 1, 2024 and the remaining 266,667 shares on June 1, 2025, subject to Mr. Pestello’s continued service with the Company through each applicable vesting date.
(12)
Represents an award of stock options, giving Mr. Pestello the right to purchase Class A common stock upon vesting. The option is scheduled to vest with respect to 133,334 shares on June 1, 2025, 400,000 shares on June 1, 2026, and 133,333 shares on June 1, 2027, subject to Mr. Pestello’s continued service with the Company through each applicable vesting date.
(13)
Represents an award of stock options, giving Mr. Pestello the right to purchase Class A common stock upon vesting. The option is scheduled to vest with respect to 266,667 shares on June 1, 2027 and the remaining 400,000 shares on June 1, 2028, subject to Mr. Pestello’s continued service with the Company through each applicable vesting date.
(14)
Represents an award of stock options, giving Mr. Taylor the right to purchase Class A common stock upon vesting. The option is scheduled to vest with respect to 200,000 shares on June 12, 2024 and the remaining 133,333 shares on June 12, 2025, subject to Mr. Taylor’s continued service with the Company through each applicable vesting date.
(15)
Represents an award of stock options, giving Mr. Taylor the right to purchase Class A common stock upon vesting. The option is scheduled to vest with respect to 66,667 shares on June 12, 2025, 200,000 shares on June 12, 2026, and 66,666 shares on June 12, 2027, subject to Mr. Taylor’s continued service with the Company through each applicable vesting date.
(16)
Represents an award of stock options, giving Mr. Taylor the right to purchase Class A common stock upon vesting. The option is scheduled to vest with respect to 133,334 shares on June 12, 2027 and the remaining 200,000 shares on June 12, 2028, subject to Mr. Taylor’s continued service with the Company through each applicable vesting date.
(17)
Represents an award of PSUs that is a contingent right to receive Class A common stock upon vesting. The PSUs were earned and vested on January 4, 2024, based on the Company’s achievement of Revenues performance goal levels in 2022 and 2023 at the same or higher levels than the Company’s achievement of Revenues in 2021 (each as adjusted for the Impact of Transactions).
(18)
Represented an award of PSUs that was a contingent right to receive Class A common stock upon vesting. The PSUs were earned and vested on January 5, 2024, based on the Company’s achievement of Revenues performance goal levels in 2022 and 2023 at the same or higher levels than the Company’s achievement of Revenues in 2021 (each as adjusted for the Impact of Transactions).
(19)
Represents an award of PSUs that is a contingent right to receive Class A common stock upon vesting. The PSUs reflected in this row under the "Equity incentive plan awards: number of unearned shares, units or other rights that have not vested" column represent the portion of the 2023 PSUs that were earned above "target" level based on the Company’s achievement of Adjusted EBITDA and Revenues performance goal levels (in each case as adjusted for the Impact of Transactions) in 2023 and will vest in full on the third anniversary of the grant date, subject to continued performance during fiscal years 2024 and 2025 with respect to Adjusted EBITDA and Revenues, as applicable, at above the performance levels achieved in 2023 for such performance metrics and the Named Executive Officer’s continued service with the Company through the vesting date.

Option Exercises and Stock Vested

The following table summarizes the stock options that were exercised and the PSUs and RSUs that vested during 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting	Value Realized Upon Vesting (1) ($)
David Peacock	—	—	1,132,075	2,999,999
Christopher Growe	—	—	—	—
Jack Pestello	—	—	—	—
Michael Taylor	—	—	86,570	196,700
Andrea Young	—	—	72,330	147,218
Jill Griffin	—	—	248,533	553,020
Tanya Domier	—	—	656,032	1,096,502
Brian Stevens	390,000	101,400	190,285	443,338

(1)
Reflects the product of the number of shares of stock subject to awards of RSUs and PSUs, as applicable, that vested during 2023, multiplied by the closing price of our common stock on the applicable vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following discussion describes and quantifies the estimated amount of potential payments and benefits that would be provided to each of our Named Executive Officer’s under the Company’s A&R 2020 Plan and applicable award agreements, and employment agreements with certain of the Named Executive Officers in the event of a termination of employment and/or a change in control of the Company. The material elements of these provisions are summarized below.

Employment and Separation Arrangements

David Peacock

Pursuant to the Peacock Employment Agreement, if the Company terminates Mr. Peacock’s employment without cause or if Mr. Peacock resigns for good reason (each as defined in the Peacock Employment Agreement), in addition to compensation he would have earned as of the termination date, any accrued but unpaid bonus and benefits generally available to all salaried employees, Mr. Peacock will be entitled to the following severance payments and benefits: (i) continued payment of base salary for 24 months following the date of termination, (ii) a pro‑rated bonus for the year of termination based on actual results for the full performance period in which his employment terminates, (iii) a cash lump sum of $72,000, which may be used by Mr. Peacock to pay for continued health care coverage, (iv) pro‑rated vesting of outstanding time‑based equity awards scheduled to vest on the next applicable vesting date based on the number of days worked during the then‑current vesting period, and (v) pro‑rated vesting of outstanding performance‑based equity awards scheduled to vest on the next applicable vesting date based on the number of days worked during the then‑current performance period (with PSUs vesting based on actual performance). In addition, Mr. Peacock’s outstanding stock options will remain exercisable until the third anniversary of the termination date (or, if earlier, the original outside expiration date of such awards). These severance payments and benefits are subject to Mr. Peacock’s execution of a release of claims against us and continued compliance with certain restrictive covenants.

Additionally, in the event of a termination of employment due to death or disability (as defined in the Peacock Employment Agreement), in addition to any accrued amounts and any accrued bonus, Mr. Peacock would become entitled to 12 months of continuing base salary payments (less any amounts received under any disability policy, if applicable), and in the event of a termination of employment due to disability, a cash lump sum of $36,000, which may be used by Mr. Peacock to pay for health insurance coverage.

Christopher Growe and Jack Pestello

Pursuant to their employment agreements, if the Company terminates the executive’s employment without cause or if they resign for good reason (each as defined in their respective employment agreements), in addition to compensation they would have earned as of the termination date, any accrued but unpaid bonus and benefits generally available to all salaried employees, Messrs. Growe and Pestello will be entitled to the following severance payments and benefits: (i) continued payment of base salary for 12 months following termination, (ii) payment of the Company’s portion of post-employment Company-sponsored healthcare insurance premiums under COBRA for up to 12 months following termination, (iii) pro-rated vesting of outstanding time-based equity awards scheduled to vest on the next applicable vesting date based on the number of days worked during the then-current vesting period, and (iv) pro-rated vesting of outstanding performance-based equity awards scheduled to vest on the next applicable vesting date based on the number of days worked during the then-current performance period (with PSUs vesting based on actual performance). In addition, their vested and outstanding stock options will remain exercisable until the first anniversary of their termination date (or, if earlier, the original expiration date of such options). These severance payments and benefits are subject to their execution of a release of claims against us and continued compliance with certain restrictive covenants.

Additionally, in the event of a termination of employment due to death or disability (as defined in their respective employment agreements), in addition to any accrued amounts and any accrued bonus, Messrs. Growe and Pestello will be entitled to 6 months of continuing base salary payments (less any amounts received under any disability policy, if applicable), and in the event of a termination of employment due to disability, health insurance coverage on the same terms as active employees for 6 months, or if earlier, upon becoming covered by the health insurance policy of a subsequent employer.

Michael Taylor

Pursuant to the Taylor Employment Agreement, if the Company terminates Mr. Taylor’s employment without cause or if he resigns for good reason (each as defined in the Taylor Employment Agreement) outside of the Change in Control Period (as defined below), in addition to the compensation he would have earned as of the termination date, any accrued but unpaid bonus and benefits generally available to all salaried employees, Mr. Taylor will be entitled to the following severance payments and benefits: (i) continued payment of base compensation (consisting of his base salary plus his target bonus amount) for 9 months following termination, (ii) prorated bonus for the year of termination based on the number of days employed in the year (the “Taylor Prorated Bonus”), (iii) payment of the Company’s portion of post-employment Company-sponsored healthcare insurance premiums under COBRA for up to 9 months following termination, and (iv) outplacement assistance services.

In addition, if the Company terminates Mr. Taylor’s employment without cause or if he resigns for good reason within the 12 months following a change in control (the “Change in Control Period”), in addition to the accrued benefits, Mr. Taylor will be entitled to the following severance payments and benefits: (i) continued payment of base compensation (consisting of his base salary plus his target bonus amount) for 12 months following termination, (ii) the Taylor Prorated Bonus, (iii) payment of the Company’s portion of post-employment Company-sponsored healthcare insurance premiums under COBRA for up to 12 months following termination, and (iv) outplacement assistance services.

Additionally, in the event of a termination of employment due to death or disability (as defined in the Taylor Employment Agreement), in addition to the accrued benefits, Mr. Taylor will be entitled to the Taylor Prorated Bonus.

Jill Griffin

Effective January 16, 2023, Ms. Griffin resigned as the Company’s Chief Executive Officer and as a member of the Board. In connection with her resignation, the Company and Ms. Griffin entered into a Separation Agreement and General Release (the “Griffin Separation Agreement”). Pursuant to the Griffin Separation Agreement, Ms. Griffin is eligible to receive severance benefits of (i) continued payment of base salary for 24 months following the date of termination, (ii) a pro‑rated bonus for 2023 based on actual results for the full year, (iii) 24 months of continued health insurance coverage at active employee rates, (iv) pro‑rated vesting of outstanding time‑based equity awards scheduled to vest on the next applicable vesting date based on the number of days worked during the then‑current vesting period and (v) pro‑rated vesting of outstanding performance‑based equity awards scheduled to vest on the next applicable vesting date based on the number of days worked during the then‑current performance period (with

PSUs vesting based on actual performance). Ms. Griffin’s receipt of her severance benefits is subject to and conditioned upon her continued compliance with certain restrictive covenants.

Tanya Domier

Ms. Domier ceased serving as an executive of the Company and as Executive Chair of the Board on March 31, 2023. In connection with her termination of employment, Ms. Domier entered into a Separation Agreement and General Release pursuant to which (a) Ms. Domier was eligible for a pro-rated portion of non-equity incentive compensation for 2023, and (b) Ms. Domier’s previously earned PSUs vested, while PSUs that remain subject to additional performance conditions remained eligible to vest based on actual performance.

Brian Stevens

Effective March 27, 2023, pursuant to the Stevens Transition Agreement, Mr. Stevens transitioned out of the role of Chief Financial Officer and Chief Operating Officer and served as a non-executive employee until August 1, 2023. Pursuant to the Stevens Transition Agreement, upon his termination of employment in August 2023, Mr. Stevens was eligible to receive (i) severance payments in an amount equal to his base salary for 18 months following the date of separation, (ii) 18 months of continued health insurance coverage at active employee rates, and (iii) accelerated vesting of a portion of his outstanding and unvested time-based restricted stock units and stock option awards that were originally scheduled to vest on October 3, 2023, as if he had remain continuously employed with Advantage S&M through such date. Mr. Steven’s receipt of his severance benefits is subject to and conditioned upon his non-revocation of a separation agreement and general release and his continued compliance with any restrictive covenants.

Equity Plan and Award Agreements

The A&R 2020 Plan provides that in the event of a change in control of the Company where outstanding awards are not assumed or substituted, all such awards will vest in full. Additionally, if awards are assumed or substituted in connection with a change in control, if the successor company terminates a Named Executive Officer’s employment without cause within 12 months following the change in control, the award will become fully vested. With respect to outstanding PSUs granted prior to 2024: (i) if a change in control occurs prior to the end of the applicable performance period, the number of PSUs that will be deemed earned will be based on the greater of actual performance as of immediately prior to the change in control or target performance, and (ii) if a change in control occurs at or following the end of the applicable performance period, the number of PSUs that will be deemed earned will be based on actual performance. With respect to outstanding PSUs granted in 2024: (i) if a change in control occurs prior to the end of the applicable annual performance period, the number of PSUs that will be deemed earned will be based on target performance, and (ii) if a change in control occurs at or following the end of the applicable performance period, the number of PSUs that will be deemed earned will be based on actual performance. Any earned PSUs will vest on the original outside vesting date, subject to continued employment or service, or, if earlier, upon a termination without cause within 12 months following the change in control or upon death or disability.

Additionally, the governing award agreements provide that if a Named Executive Officer experiences a termination due to his or her death or disability, all outstanding RSUs and options held by the Named Executive Officer would vest, and outstanding PSUs would vest at target, if the termination occurs mid‑performance period, or based on actual performance, if the termination occurs on or following the end of the performance period; provided that in such case no PSUs will vest based on above‑target performance.

Quantification of Potential Payments Upon Termination or Change in Control

Except as noted below with respect to Mses. Griffin and Domier and Mr. Stevens, the following table summarizes the payments that would be made to our Named Executive Officers upon the occurrence of a qualifying termination of employment and/or a change in control of the Company, assuming that each Named Executive Officer’s termination of employment with us and/or change in control (as applicable) occurred on December 31, 2023 under the circumstances described above. Amounts shown do not include (i) accrued but unpaid salary through the date of termination or (ii) vested benefits already earned or accrued by the Named Executive Officer prior to termination.

Name(1)	Benefit	Termination without Cause or for Good Reason (No Change in Control)		Termination without Cause in Connection with Change in Control		Termination due to Death or Disability
David Peacock	Severance pay	$2,200,000		$2,200,000		$1,100,000
	Healthcare Benefits(2)	$72,000		$72,000		$36,000
	Equity Acceleration(3)	$2,918,032	(4)	$7,062,633	(5)	$6,038,108	(6)
Christopher Growe	Severance pay	$560,000		$560,000		$280,000
	Healthcare Benefits(2)	$13,372		$13,372		$6,686
	Equity Acceleration(3)	$897,488	(4)	$2,268,460	(5)	$1,914,880	(6)
Jack Pestello	Severance pay	$600,000		$600,000		$300,000
	Healthcare Benefits(2)	$—		$—		$—
	Equity Acceleration(3)	$1,209,234		$3,395,112	(5)	$2,763,719	(6)
Michael Taylor	Severance pay	$375,000		$500,000		$—
	Healthcare Benefits(2)	$8,868		$11,824		$—
	Equity Acceleration(3)	$—	(4)	$3,140,781	(5)	$2,489,738	(6)
Andrea Young	Severance pay	$—		$—		$—
	Healthcare Benefits(2)	$—		$—		$—
	Equity Acceleration(3)	$—	(4)	$2,213,094	(5)	$1,714,099	(6)
Jill Griffin	Severance pay	$—		$—		$—
	Healthcare Benefits(2)	$—		$—		$—
	Equity Acceleration(3)	$247,537	(4)	$—	(5)	$—	(6)
Tanya Domier	Severance pay	$—		$—		$—
	Healthcare Benefits(2)	$—		$—		$—
	Equity Acceleration(3)	$253,330	(4)	$—	(5)	$—	(6)
Brian Stevens	Severance pay	$—		$—		$—
	Healthcare Benefits(2)	$—		$—		$—
	Equity Acceleration(3)	$270,827	(4)	$—	(5)	$—	(6)

(1)
For Messrs. Peacock, Growe, Pestello, Taylor and Ms. Young, the severance payments and benefits set forth in the table above reflect the estimated payments and benefits assuming the applicable triggering event took place on December 31, 2023. For Mses. Griffin and Domier and Mr. Stevens, the severance payments and benefits set forth in the table above reflect the payments and benefits actually received or to be received by them in connection with their terminations of employment. Effective January 16, 2023, Ms. Griffin resigned as the Company’s Chief Executive Officer and entered into the Griffin Separation Agreement. For the material terms of this agreement, see “Potential Payments Upon Termination or Change in Control—Jill Griffin.”. Effective March 31, 2023, Ms. Domier resigned from employment and from her position as Executive Chair of the Board. In connection with her termination, Ms. Domier entered into the Domier Separation Agreement, the details of which are described in “Potential Payments Upon Termination or Change in Control—Tanya Domier.” Additionally, effective March 27, 2023, Mr. Stevens transitioned out of the role of Chief Financial Officer and Chief Operating Officer and served as a non-executive employee until August 1, 2023 pursuant to the Stevens Transition Agreement. For the material terms of this agreement, see “Potential Payments Upon Termination or Change in Control—Brian Stevens.”
(2)
Reflects company portion of payments made during the severance period described above. For termination due to death or disability, healthcare benefits continue only for termination related to disability, and are reduced by any amounts received under an applicable severance policy.
(3)
Represents the value of certain equity awards held by the Named Executive Officers on December 31, 2023 that would be subject to accelerated vesting, based on the closing stock price of our common stock on December 29, 2023 ($3.62) less, if applicable, the exercise price of each outstanding stock option. For Ms. Griffin, Ms. Domier and Mr. Stevens, this represents the value of the accelerated vesting of their equity awards in connection with their terminations of employment based on the closing stock price of our common stock on such dates ($2.41 for Ms. Griffin, $1.49 for Ms. Domier and $2.77 for Mr. Stevens).
(4)
For purposes of this table, the number of RSUs and options subject to accelerated vesting is reflected based on the number of awards that would vest on the next occurring vesting date following the date of termination. The number of PSUs subject to accelerated vesting is based on actual performance given that the performance period would be complete upon the assumed date of termination of employment; provided, that the calculations assume that no PSUs will vest based on above-target performance. Further, for purposes of these calculations, no pro-ration based on the Named Executive Officer’s period of employment through the assumed date of termination was applied. The values for Ms. Griffin, Ms. Domier and Mr. Stevens reflect the value of the actual number of awards accelerated in connection with their terminations.
(5)
The number of PSUs subject to accelerated vesting is based on actual performance given that the performance period would be complete upon the assumed date of termination of employment, and takes into account PSUs granted in 2023 that were earned based on performance above 100% of target performance.
(6)
The number of PSUs subject to accelerated vesting is based on target performance.

Pay Versus Performance

The following table sets forth information concerning the compensation of our Named Executive Officers for each of the fiscal years ended December 31, 2020, 2021, 2022 and 2023, and our financial performance for each such fiscal year:

									Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO (David Peacock) ($)	Summary Compensation Table Total for PEO (Jill Griffin) ($)	Summary Compensation Table Total for PEO (Tanya Domier) ($)	Compensation Actually Paid to PEO (David Peacock) ($)(1)(4)	Compensation Actually Paid to PEO (Jill Griffin) ($)(2)(4)	Compensation Actually Paid to PEO (Tanya Domier) ($)(3)(4)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(5)	Net (Loss) Income ($ in thousands)	Adjusted EBITDA(6) ($ in thousands)
2023	15,780,735	2,570,265	653,997	24,446,629	1,303,890	479,509	2,317,434	3,606,125	165	97	(60,318)	424,347
2022	—	7,540,376	7,605,766	—	669,792	(717,974)	4,905,643	1,690,808	26	97	(1,377,292)	435,995
2021	—	—	10,330,444	—	—	6,176,582	5,791,592	3,533,727	60	116	57,549	521,178
2020	—	—	14,074,523	—		14,074,523	6,834,475	6,555,725	127	108	(175,070)	487,175

(1)
David Peacock has served as Chief Executive Officer of the Company since February 1, 2023.
(2)
Jill Griffin served as Chief Executive Officer of the Company from the period between April 1, 2022 and January 16, 2023.
(3)
Tanya Domier resigned as Chief Executive Officer of the Company, and was appointed Executive Chair, on April 1, 2022. In addition, Ms. Domier served as interim Principal Executive Officer during the period between January 16, 223 and February 1, 2023.
(4)
Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining Named Executive Officers for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non‑PEO NEOs
2023	David Peacock, Jill Griffin and Tanya Domier	Christopher Growe, Jack Pestello, Michael Taylor, Andrea Young, and Brian Stevens
2022	Jill Griffin and Tanya Domier	Brian Stevens
2021	Tanya Domier	Jill Griffin and Brian Stevens
2020	Tanya Domier	Jill Griffin and Brian Stevens

The amounts reported in the “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” columns do not reflect the actual compensation paid to or realized by our PEOs or our non-PEO NEOs during each applicable year. The calculation of compensation actually paid for purposes of this table includes point-in-time fair values of stock awards and these values will fluctuate based on our stock price, various accounting valuation assumptions and projected performance related to our performance awards. See the Summary Compensation Table for certain other compensation of our PEOs and our non-PEO NEOs for each applicable fiscal year and the Options Exercised and Stock Vested table for the value realized by each of them upon the vesting of stock awards during 2023.

Compensation actually paid to our Named Executive Officers represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2020		2021		2022			2023
Adjustments	PEO (Tanya Domier)	Average Non-PEO NEOs	PEO (Tanya Domier)	Average Non-PEO NEOs	PEO (Jill Griffin)	PEO (Tanya Domier)	Average Non-PEO NEOs	PEO (David Peacock)	PEO (Jill Griffin)	PEO (Tanya Domier)	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$—	$(278,750)	$(8,731,750)	$(4,832,125)	$(6,498,060)	$(6,499,995)	$(3,899,993)	$(11,764,995)	$(175,548)	$—	$(1,129,406)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	—	—	4,577,888	2,574,260	1,092,121	657,265	1,771,678	17,430,890	—	—	2,640,420
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—	—	—	—	—	—	2,999,999	—	—	—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	—	—	—	—	(1,449,301)	(2,380,699)	(1,078,051)	—	1,396	93,557	87,203
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	—	—	—	—	(15,344)	(100,311)	(8,469)	—	36,071	(268,045)	(21,812)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—	—	—	—	—	—	—	(1,128,294)	—	(349,620)
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—	—	—	—	—	—	—	—	—	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—	—	—	—	—	—	—	—	—	61,906
TOTAL ADJUSTMENTS	$—	$(278,750)	$(4,153,862)	$(2,257,865)	$(6,870,584)	$(8,323,740)	$(3,214,835)	$8,665,894	$(1,266,375)	$(174,488)	$1,288,691

Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for RSU awards, the closing price per share on the applicable year‑end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); (ii) for PSU awards, the same valuation methodology as RSU awards above except that the year‑end values are multiplied by the probability of achievement of the applicable performance objective as of the applicable date; and (iii) for stock options, a Black Scholes value as of the applicable year‑end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life set equal to the remaining life of the award in the case of underwater stock options and, in the case of in the money options, an expected life equal to the original ratio of expected life relative to the ten year contractual life multiplied times the remaining life as of the applicable revaluation date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%. For additional information on the assumptions used to calculate the valuation of the awards, see the Notes to Consolidated Financial Statements in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2023 and prior fiscal years.

(5)
For the relevant fiscal year, represents the cumulative total shareholder return (“TSR”) on our Class A common stock and the cumulative TSR (the “Peer Group TSR”) of the S&P Consumer Staples Select Sector Index (the “Peer Group”) through December 31, 2020, 2021, 2022 and 2023. The table assumes $100 was invested at the market close on October 29, 2020, which was the first day our Class A common stock began trading. Data for the Peer Group TSR assumes reinvestment of dividends.
(6)
The Company selected Adjusted EBITDA as the company-selected measure for the pay versus performance disclosure, as it represents the most important financial performance measure used to link compensation actually paid to the PEO(s) and the remaining Named Executive Officers. See Annex A in this proxy statement for a reconciliation of Adjusted EBITDA, a non-GAAP measure, to the most directly comparable GAAP measure.

Narrative Disclosure to Pay Versus Performance Table

Relationship Between Financial Performance Measures

The graphs below compare the compensation actually paid to the individuals serving as our PEO and the average of the compensation actually paid to our remaining Named Executive Officers, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income, and (iv) our Adjusted EBITDA, in each case, for the fiscal years ended December 31, 2020, 2021, 2022 and 2023.

TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

CAP vs. Total Shareholder Return

CAP vs. Net Income (Lo

CAP vs. Total Shareholder Return
Compensation Actually Paid (CAP) (in thousands)
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$(5,000)
Value of Initial Fixed $100 Investment
$180
$160
$140
$120
$100
$80
$60
$40
$20
$-
$(20)
2020
2021
2022
2023
CAP to PEO (Tanya Domier)
CAP to PEO (Jill Griffin)
CAP to PEO (David Peacock)
Avg. CAP to Non-PEO NEOs
Company TSR
S&P Consumer Staples Select Sector Index

CAP vs. Adjusted EBI

CAP vs. Net (Loss) Income
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$(5,000)
Compensation Actually Paid (CAP) (in thousands)
$200,000
$-
$(200,000)
$(400,000)
$(600,000)
$(800,000)
$(1,000,000)
$(1,200,000)
$(1,400,000)
Net (loss) Income (in thousands)
2020
2021
2022
2023
CAP to PEO (Tanya Domier)
CAP to PEO (Jill Griffin)
CAP to PEO (David Peacock)
Avg. CAP to Non-PEO NEOs
Net (Loss) Income

CAP vs. Adjusted EBITDA
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$(5,000)
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
Compensation Actually Paid (CAP) (in thousands)
Adjusted EBITDA (in thousands)
2020
2021
2022
2023
CAP to PEO (Tanya Domier)
CAP to PEO (Jill Griffin)
CAP to PEO (David Peacock)
Avg. CAP to Non-PEO NEOs
Adjusted EBITDA

Pay Versus Performance Tabular List

We believe the following performance measures represent important financial performance measures used by us to link compensation actually paid to our Named Executive Officers for the fiscal year ended December 31, 2023:

•
Revenues (as adjusted for Impact of Transactions); and
•
Adjusted EBITDA (as adjusted for Impact of Transactions).

For additional details regarding our most important financial performance measures, please see the sections titled “Annual Performance-Based Non-Equity Incentive Compensation” and “Long-Term Equity Incentive Compensation” in our Compensation Discussion and Analysis (CD&A) elsewhere in this proxy statement.

CEO PAY RATIO—2023

For 2023, the annual total compensation of our median employee was $12,773, and the annual total compensation (determined as described below) of Mr. Peacock was $15,880,755. The ratio of these amounts is 1,243 to 1.

To identify our median employee, we used a consistently applied compensation measure (“CACM”) to all employees on our worldwide payroll as of December 31, 2023, including full time, part‑time, regular, and temporary employees.

Our CACM consisted of gross earnings as of December 31, 2023 (annualized for permanent employees on leave of absence or not employed for the full year) as obtained from our internal payroll systems. Exchange rates were applied as of the determination date to convert all non‑U.S. currencies into U.S. dollars. Other than annualizing base salary for permanent employees, we did not make any compensation adjustments whether for cost of living or otherwise in the identification process.

The median employee’s annual total compensation for fiscal 2023 was determined using the same methodology used to determine our Named Executive Officers’ annual total compensation set forth in the “Summary Compensation Table” on page 37.

During 2023, Mr. Peacock served as our Chief Executive Officer during the period from February 1, 2023 through December 31, 2023. In a CEO transition year, the SEC rules provide two options in calculating the CEO pay ratio: combining the two CEOs' compensation as shown in the Summary Compensation Table or using the individual serving as CEO on the date we selected to identify the median employee (our determination date of December 31, 2023) and annualizing the compensation. As permitted by SEC rules, we selected Mr. Peacock our CEO since he was CEO on December 31, 2023. For purposes of determining our pay ratio, we determined Mr. Peacock’s annual total compensation for 2023 was $15,880,755, which, as required by SEC rules, reflects his base salary and other compensation items annualized for 2023.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S‑K under the Exchange Act. SEC regulations permit companies to adopt a variety of methodologies, apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices and other factors unique to their workforce and business operations when calculating their pay ratio. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following includes a summary of transactions since January 1, 2023 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control, and other arrangements, which are described under the section entitled “Executive Compensation.”

Limited Partnership Agreement

In 2014, equity funds affiliated with or advised by Leonard Green Partners, CVC, Centerview Capital, and Juggernaut Capital Partners as well as certain members of our management, entered into a limited partnership agreement with respect to their investment. On December 18, 2017, in connection with the acquisition of Daymon Worldwide Inc., the parties to the limited partnership agreement, along with an equity fund advised by Bain Capital, and Yonghui Investment Limited amended and restated the limited partnership agreement of Topco. On September 7, 2020, in connection with entering into the Merger Agreement, the limited partnership agreement was further amended and restated. This limited partnership agreement, as amended and/or restated from time to time, which we refer to as Topco’s limited partnership agreement or the Topco limited partnership agreement, contains agreements among the parties with respect to, among other things, restrictions on the issuance or transfer of interests in Topco, appointments of Topco directors, and the management and operations of Topco.

Units of Topco

Topco has four classes of equity securities: Common Series A Units, Common Series B Units, Common Series C Units (including Common Series C-2 Units) and Common Series D Units.

Under Topco’s limited partnership agreement, except as required by law, only Common Series A Units are entitled to vote on matters requiring approval of the partnership, provided however, that until certain liquidity events occur, all actions requiring the vote or approval of the partnership must be approved by a majority of the units held by the equity funds affiliated with or advised by CVC and a majority of the units held by the equity funds affiliated with or advised by Leonard Green & Partners.

Common Series A Units

Common Series A Units were originally issued to equity funds affiliated with or advised by CVC, Leonard Green & Partners, Centerview Capital, and Juggernaut Capital Partners, and additional Common Series A Units were issued to an equity fund advised by Bain Capital and to Yonghui Investment Limited in connection with acquisition of Daymon Worldwide Inc.

Common Series B Units

Common Series B Units originally were issued to our management at the time of Topco’s acquisition of our business in 2014 (the “2014 Topco Acquisition”) as rollover equity interests, and additional Common Series B Units were issued to Daymon’s management in connection with the acquisition of Daymon Worldwide Inc.

Common Series C Units

Common Series C Units have generally been issued to members of our management and certain directors of Topco since the 2014 Topco Acquisition, which consisted of Time Vesting Units and 20% IRR Vesting Units, as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Equity-Based Compensation” and elsewhere in our Annual Report on Form 10-K for the 2021 fiscal year. The Common Series C-2 Units were issued to members of our management, which are subject to forfeiture upon certain events, including (i) certain terminations of such employee’s employment with us or (ii) if the equity funds affiliated with or advised by CVC and Leonard Green & Partners do not receive certain threshold returns on their capital contributions.

Common Series D Units

Common Series D Units are held exclusively by Centerview Capital, L.P. and Centerview Employees, L.P., which were granted in exchange for services provided to us.

Distributions on Units of Topco

Any distributions made by Topco will be made (i) first, 100% to all holders of Common Series A Units and Common Series B Units, ratably among such holders in proportion to their then-aggregate unreturned capital contributions, until such unreturned capital amounts are paid in full; (ii) second, 100% to all holders in proportion to their then-outstanding units held (other than Common Series C-2 Units), provided that in the event any amounts otherwise distributable to holders of Common Series C Units are not distributable to such holders due to the application of certain threshold limitations set forth in Topco’s limited partnership agreement, such amount shall be distributed ratably to holders of then-outstanding Common Series C-2 units, up to total distributions of $35.0 million, subject to certain reductions (the “Targeted Common Series C-2 Amount”); and (iii) third, following the time upon which holders of Common Series C-2 Units have received distributions equal to the Targeted Common Series C-2 Amount, 100% to all holders in proportion to their then-outstanding units held (other than Common Series C-2 Units), subject, in each case, to certain restrictions. Notwithstanding the foregoing, to the extent certain holders of Common Series C Units that were previously Daymon affiliates receive a distribution for such Common Series C Units, 50% of such distribution shall reduce, on a dollar-for-dollar basis, the distributions that would otherwise be payable to other Daymon-affiliated holders of other classes of units.

Exchange of Units of Topco for Shares of Our Class A Common Stock

Subject to certain limitations, in the event that Topco elects to register the sale of any of the shares of our Class A common stock that Topco holds in a manner that would have entitled a unitholder of Topco to participate in such registration pursuant to the Registration Rights Agreement, such holder may elect to exchange its units for shares of our Class A common stock held by Topco or to participate in such registration with respect to such shares, in each case, with regard to the number of shares of our Class A common stock then held by Topco that such holder would then be entitled to receive pursuant to the terms of Topco’s limited partnership agreement.

Prior to the 42-month anniversary of the closing of the transactions contemplated by the Merger Agreement, if Topco elects to make any direct or indirect, in-kind distribution of shares of our Class A common stock then held by Topco to any of the holders of Common Series A Units, the holders of certain vested units of Topco may elect to exchange for such holders’ units, subject to certain restrictions, the number shares of our Class A common stock then held by Topco that such holder would then be entitled to receive pursuant to the terms of Topco’s limited partnership agreement.

Upon the 42-month anniversary of the closing of the transactions contemplated by the Merger Agreement, each holder of Common Series B Units, Common Series C Units and Common Series C-2 Units will receive, in exchange for such units then outstanding, shares of our Class A common stock then held by Topco equal to the number shares of our Class A common stock then held by Topco that such holder would then be entitled to receive pursuant to the terms of Topco’s limited partnership agreement. Any such Class A common stock held by Topco and distributed in exchange for units of Topco shall be subject to any vesting, forfeiture and transfer restrictions then existing with respect to Common Series B Units, Common Series C Units and Common Series C-2 Units that remain unvested at the consummation of such exchange.

With respect to any permitted exchange of units of Topco for shares of our Class A common stock described above, a holder of such units may receive up to a number of shares of our Class A common stock based on an exchange ratio derived from the value to which such holder would otherwise be entitled had Topco sold all of its assets for fair market value and had the proceeds of such sale been distributed in accordance with the priority for distributions as described above under “—Distributions on Units of Topco.” No additional shares of our Class A common stock will be issued by us in connection with any distribution of Class A common stock owned by Topco to any unitholders of Topco in respect of or in exchange for Topco units.

The units of Topco are not be publicly traded, but, pursuant to Topco’s limited partnership agreement (and subject to the contractual lockup agreement to which our shares held by Topco are subject following the business combination), Topco will be required to use its commercially reasonable efforts to distribute shares of our Class A common stock in redemption of the units held by affiliates of Centerview Capital, repurchase such units for cash, or otherwise provide an opportunity for such affiliates of Centerview Capital to transfer their units as if the units were publicly traded.

Intercompany Promissory Notes

From time to time, Advantage Sales & Marketing Inc. entered into intercompany loan agreements with Topco, pursuant to which Topco has borrowed various amounts totaling $6.0 million from Advantage Sales & Marketing Inc. to facilitate the payment to certain former associates for their equity interests in Topco. On September 1, 2020, Advantage Sales & Marketing Inc. entered into an intercompany loan agreement with Topco consolidating all outstanding amounts under the prior agreements. Pursuant to the intercompany loan agreement Topco borrowed $6.0 million at an interest rate of 0.39% per annum. This loan matured on December 31, 2023 and was pre-payable at any time without penalty. In 2024, the parties entered into a new loan agreement for $6.3 million to refinance the matured loan. The loan bears interest at a rate of 10.09% per annum and matures on December 31, 2026. The loan is pre-payable at any time without penalty.

Indemnification Under Certificate of Incorporation and Bylaws; Indemnification Agreements

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), subject to certain exceptions contained in our Bylaws. In addition, our certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty.

We have also entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.

Policy Regarding Related Party Transactions

Our board of directors has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on NASDAQ. The purpose of the policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any material transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) we were, are or will be a participant, (ii) the aggregate amount involved exceeds $120,000, and (iii) a related person had, has or will have a direct or indirect material interest, in each case, other than compensation arrangements approved by the Audit Committee. For purposes of the policy, a related person is (a) any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of us or a nominee to become a director of us, (b) any person who is known to be the beneficial owner of more than 5% of our voting securities, (c) any immediate family member of any of the foregoing persons sharing the same household as such person, or (d) any firm, corporation or other entity in which any of the foregoing persons is employed as an executive director or is a general partner, managing member or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest. The Audit Committee reviews and approves, or ratifies, each related party transaction, taking into account whether the terms are comparable to those obtained in an arm’s length transaction, the extent of the related person’s interest and other factors. If advance approval of a related party transaction is not feasible, then the transaction may be preliminarily entered into by management upon prior approval by the Chair of the Audit Committee, subject to ratification by the Audit Committee at its next regularly scheduled meeting. No director may participate in approval of a related party transaction for which he or she is a related person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of the Class A common stock as of April 5, 2024, by:

•
each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Class A common stock;
•
each Named Executive Officer, director and director nominee of the Company; and
•
all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of April 5, 2024.

The beneficial ownership percentages set forth in the table below are based on 323,938,300 shares of Class A common stock issued and outstanding as of April 5, 2024, and do not take into account the issuance of any shares of Class A common stock upon the exercise of warrants to purchase up to shares of Class A common stock that remain outstanding.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Class A common stock and preferred stock.

Name and Address of Beneficial Owner(1)	Number of Shares of Class A common stock	Percent Owned
Directors, Director Nominees and Named Executive Officers:
David A. Peacock	2,072,544	*
Tanya Domier (2)(8)	426,734	*
Jill Griffin (2)(8)	515,394	*
Christopher Growe	—
Jack Pestello	—
Michael Taylor	278,966	*
Andrea Young(8)	224,931	*
Christopher Baldwin	—
Brian Stevens (2)	360,686	*
Cameron Breitner (7)	13,458	*
Virginie Costa (3)	163,617	*
Timothy J. Flynn (4)	15,450,000	4.8%
Tiffany Han	—
James M. Kilts (3)	780,922	*
Adam Levyn (4)	15,450,000	4.8%
Jody L. Macedonio	98,314	*
Robin Manherz (3)	152,160	*
Adam Nebesar	—
Deborah Poole	138,917	*
Brian K. Ratzan (3)	465,983	*
Jonathan D. Sokoloff (4)	15,450,000	4.8%
David J. West (3)	150,583	*
All directors, director nominees and executive officers as a group (18 individuals) (8)	19,990,395	6.2%
Five Percent Holders:
Karman Topco L.P. (5)	186,801,313	57.7%
Conyers Park II Sponsor LLC (6)	18,483,333	5.7%

* Less than 1%.

(1)
Unless otherwise noted, the business address of each of the following entities or individuals is c/o Advantage Solutions Inc., 8001 Forsyth Boulevard, Suite 1025, Clayton, Missouri 63105; provided, however, that the business address of each of Messrs. Kilts, West and Ratzan is c/o Conyers Park II Sponsor LLC, 999 Vanderbilt Beach Rd., Suite 601 Naples, Florida 34108.
(2)
Ms. Griffin, Ms. Domier and Mr. Stevens are no longer Named Executive Officers of the Company as of March 31, 2023. Ms. Griffin was our Chief Executive Officer until her departure from the Company on January 16, 2023. The shares reflected as beneficially owned by Ms. Griffin are based on information disclosed in a Form 4 filed by Ms. Griffin on March 15, 2022. Ms. Domier was our Executive Chair and an executive until her departure from the Company on March 31, 2023. The shares reflected as beneficially owned by Ms. Domier are based on information disclosed in a Form 4 filed by Ms. Domier on January 20, 2023. Mr. Stevens was our Chief Financial Officer and Chief Operating Officer until his resignation from such role effective as of March 27, 2023; Mr. Stevens remains an employee, but in a non-executive officer capacity. The shares reflected as beneficially owned by Mr. Stevens are based on information disclosed in a Form 4 filed by Mr. Stevens on March 14, 2023. The holdings reflected for these three individuals do not take into account any transactions that may have occurred after they each were no longer subject to the reporting obligations of Section 16(a) of the Exchange Act.
(3)
Includes 98,314 shares of Class A common stock granted pursuant to a restricted stock award that is scheduled to vest on May 28, 2024.
(4)
Consists of shares of Class A common stock that were purchased pursuant to a subscription agreement entered into with the Company in connection with the Merger Agreement, at a purchase price of $10.00 per share (the “PIPE Investment”) by Green Equity Investors VI, L.P. and Green Equity Investors Side VI, L.P. (collectively, the “Green Funds”), including shares of Class A common stock that such Persons purchased related to redemptions in connection with the business combination. Voting and investment power with respect to the shares held by the Green Funds is shared among such Persons. Voting and investment power may also be deemed to be shared with certain affiliated entities and investors of such Persons, and may be deemed to be shared with Karman Coinvest L.P. (“Karman Coinvest”) and Karman II Coinvest LP (“Karman II Coinvest”) since Karman Coinvest and Karman II Coinvest may be offered the right to acquire a portion of the shares that was purchased in the PIPE Investment by the Green Funds. Karman Coinvest is jointly controlled and managed by an affiliate of Leonard Green & Partners, L.P. and an entity controlled by equity funds managed or advised by CVC. Messrs. Sokoloff, Flynn and Levyn may be deemed to share voting and investment power with respect to such shares due to their positions with affiliates of the Green Funds, and each disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Each of the foregoing entities’ and individuals’ address is Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.
(5)
The board of directors of Topco, currently consisting of Ms. Han and Messrs. Breitner, Flynn, Levyn and Nebesar, exercises voting and dispositive power with respect to these securities. No person or entity has the right to appoint a majority of Topco’s directors.
(6)
Includes 7,333,333 shares of Class A common stock which may be purchased by exercising warrants that are exercisable. There are five managers of the CP Sponsor’s board of managers, including James M. Kilts, David J. West and Brian K. Ratzan. Each manager has one vote, and the approval of three of the five members of the board of managers is required to approve an action of the CP Sponsor. Under the so-called “rule of three”, if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to the CP Sponsor. Based upon the foregoing analysis, the CP Sponsor has determined that no individual manager of the CP Sponsor exercises voting or dispositive control over any of the securities held by the CP Sponsor, even those in which he directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares.
(7)
Includes shares of Class A common stock granted pursuant to a restricted stock award that is scheduled to vest on May 29, 2024.
(8)
Does not include any shares of Class A common stock that such Named Executive Officer may receive pursuant to future potential distributions pursuant to the Topco limited partnership agreement, as amended, which amounts are not calculable at the time of this filing.

Topco

The following table sets forth information, as of April 5, 2024 regarding the beneficial ownership of the equity securities of Topco by:

•
each Named Executive Officer and director of the Company; and
•
all executive officers and directors of the Company, as a group.

As of April 5, 2024, Topco had four classes of equity securities: Common Series A Units, Common Series B Units, Common Series C Units (including Common Series C-2 Units), and Common Series D Units. For a description of the material differences between the classes of equity securities of Topco, see “Certain Relationships and Related Transactions—Limited Partnership Agreement” and Topco’s limited partnership agreement.

Percentage ownership of the Common Series A Units, Common Series B Units, Common Series C Units, Common Series C-2 Units and Common Series D Units of Topco in the table is based on 1,779,104.400 Common Series A Units, 84,117.319 Common Series B Units, 150,965.842 Common Series C Units (including 18,095,000 Common Series C-2 Units) and 30,000.000 Common Series D Units of Topco issued and outstanding as of March 31, 2024.

The amounts and percentages of units of Topco beneficially owned by each unitholder are determined on the basis of rules issued by the SEC. Under these rules, beneficial ownership includes any units as to which the individual or entity has sole or shared voting power or investment power and any units as to which the individual or entity has the right to acquire beneficial ownership within 60 days of April 5, 2024. In computing the number and percentage of units beneficially owned by an individual or entity, Common Series A Units of Topco, Common Series B Units of Topco Common Series C Units of Topco (including Common Series C-2 Units), and Common Series D Units of Topco subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 5, 2024 are considered outstanding, although these units are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Advantage Solutions Inc., 8001 Forsyth Boulevard, Suite 1025, Clayton, Missouri 63105. Each of the unitholders listed has sole voting and investment power with respect to the units beneficially owned by the unitholder unless noted otherwise, subject to community property laws where applicable.

		Beneficial ownership of Common Series A Units of Topco			Beneficial ownership of Common Series B Units of Topco			Beneficial ownership of Common Series C and C-2 Units of Topco			Beneficial ownership of Common Series D Units of Topco
Name and Principal Position		Number		Percent of Common Series A Units of Topco	Number		Percent of Common Series B Units of Topco	Number		Percent of Common Series C and C-2 Units of Topco	Number		Percent of Common Series D Units of Topco
Named Executive Officers and Directors
David Peacock		—		—	—		—	—		—	—		—
Tanya Domier	(9)	—		—	14,199.392	(3)	16.9%	22,990.500		15.2%	—		—
Jill Griffin	(10)	—		—	3,211.044	(4)	3.8%	4,068.750	(6)	2.7%
Christopher Growe		—		—	—		—	—		—	—		—
Jack Pestello		—		—	—		—	—		—	—		—
Michael Taylor					1,655.540		2.0%	1,050.590		*
Andrea Young					487.889		*	1,687.500		1.1%
Brian Stevens	(11)	—		—	4,376.209	(5)	5.2%	11,150.000	(7)	7.4%
Cameron Breitner		—		—	—		—	—		—	—		—
Tiffany Han		—		—	—		—	—		—	—		—
Timothy J. Flynn		792,500.00	(1)	44.5%	—		—	—		—	—		—
James M. Kilts		50,000.00	(2)	2.8%	—		—	—		—	30,000.00	(8)	100.0%
Adam Nebesar		—		—	—		—	—		—	—		—
Brian K. Ratzan		—		—	—		—	—		—	—		—
Adam Levyn	(12)	792,500.00	(1)	44.5%	—		—	—		—	—		—
David J. West		—		—	—		—	—		—	—		—
Christopher Baldwin		—		—	—		—	—		—	—		—
Virginie Costa		—		—	—		—	—		—	—		—
Robin Manherz		—		—	—		—	—		—	—		—
Deborah Poole		—		—	—		—	—		—	—		—
Jody L. Macedonio		—		—	—		—	—		—	—		—
All directors and executive officers as a group (16 total)		842,500.00	(1)(2)	47.4%	2,143.428		2.5%	2,738.090		1.8%	30,000.000		100.0%

*Less than 1%.

(1)
Represents Common Series A Units of Topco held by Green Equity Investors VI, L.P. and Green Equity Investors Side VI, L.P. (collectively, the “Green Funds”), LGP Associates VI-A LLC and LGP Associates VI-B LLC (collectively, “LGP Associates”), Karman Coinvest L.P. (“Karman Coinvest”), and Karman II Coinvest LP (“Karman II Coinvest”). Voting and investment power with respect to the units of Topco held by the Green Funds, LGP Associates, Karman Coinvest, and Karman II Coinvest is shared among such Persons. Voting and investment power may also be deemed to be shared with certain affiliated entities and investors of such Persons. Additionally, of the 792,500.000 Common Series A Units reported, 140,000.000 Common Series A Units are owned by Karman Coinvest, which is jointly controlled and managed by an affiliate of Leonard Green & Partners, L.P. and an entity controlled by equity funds managed or advised by CVC. Messrs. Flynn and Levyn may be deemed to share voting and investment power with respect to such units due to their positions with affiliates of the Green Funds, and each disclaims beneficial ownership of such units except to the extent of his pecuniary interest therein. Each of the foregoing entities’ and individuals’ address is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.
(2)
Represents Common Series A Units of Topco held by Centerview Capital, L.P. and Centerview Employees, L.P. (collectively, the “Centerview Funds”). Mr. Kilts was a director of Topco and is a partner of Centerview Capital G.P. LLC, the managing adviser to the Centerview Funds. As such, Mr. Kilts may be deemed to beneficially own the Common Series A Units of Topco held by the Centerview Funds, and he disclaims beneficial ownership of such units. Mr. Kilt’s address is c/o Centerview Capital, L.P., 999 Vanderbilt Beach Rd., Suite 601, Naples, FL 34108.
(3)
Includes 14,199.392 Common Series B Units held by a trust, which Ms. Domier may be deemed to indirectly beneficially own.
(4)
Includes 3,211.044 Common Series B Units held by a Trust (the “Griffin Trust”), which Ms. Griffin may be deemed to indirectly beneficially own.
(5)
Includes 4,376.209 Common Series B Units held by a trust (the “Stevens Trust”), which Mr. Stevens may be deemed to indirectly beneficially own.
(6)
Includes 4,068.750 vested Common Series C Units held by the Griffin Trust.
(7)
Includes 6,150.000 vested Common Series C Units held by the Stevens Trust.

(8)
Represents Common Series D Units of Topco held by the Centerview Funds. Mr. Kilts was a director of Topco and is a partner of Centerview Capital G.P. LLC, the managing adviser to the Centerview Funds. As such, Mr. Kilts may be deemed to beneficially own the Common Series D Units of Topco held by the Centerview Funds, and he disclaims beneficial ownership of such units. Mr. Kilt’s address is c/o Centerview Capital, L.P., 999 Vanderbilt Beach Rd., Suite 601, Naples, FL 34108.
(9)
Ms. Domier ceased serving as an executive and as Executive Chair of the Board on March 31, 2023.
(10)
Ms. Griffin ceased serving as our Chief Executive Officer and as a member of the Board on January 16, 2023.
(11)
Mr. Stevens ceased serving as our Chief Financial Officer and Chief Operating Officer on March 27, 2023. Mr. Stevens remained an employee, but in a non-executive officer capacity, until August 1, 2023.
(12)
Mr. Levyn was appointed to the Board effective October 20, 2023. Mr. Levyn’s address is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.

Equity Compensation Plan Information

The following table provides information for the year ended December 31, 2023 regarding compensation plans under which our equity securities were authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding column(a))
	(a)		(b)	(c)
Equity Compensation
Plans Approved by
Securities Holders
A&R 2020 Incentive Award Plan	42,825,645	(1)	$6.00	54,831,866
2020 ESPP	581,954		—	9,865,633	(3)
Equity Compensation
Plans Not Approved by
Securities Holders	—		—	—
Total	43,407,599		$6.00	64,697,499

(1)
Includes (a) 25,450,645 shares of our Class A common stock issuable pursuant to RSUs and PSUs under the Amended and Restated 2020 Incentive Award Plan assuming target achievement of any applicable performance conditions and (b) 17,375,000 shares of our Class A common stock issuable pursuant to stock options under the Amended and Restated 2020 Incentive Award Plan. RSUs and PSUs each represent an unfunded, unsecured right to receive shares of our Class A common stock. The value of RSUs and PSUs varies directly with the price of our Class A common stock.
(2)
The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs and PSUs, which have no exercise price.
(3)
Represents shares available for future issuance under our 2020 Employee Stock Purchase Plan, after giving effect to 581,954 shares of which were eligible to be purchased pursuant to the purchase period in effect on December 31, 2023.

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

Stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals at our 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) and wish to have those proposals included in the proxy materials to be distributed by us in connection with our 2025 Annual Meeting must submit their proposals to the Company at the physical address provided below on or before December 23, 2024 (120 days before the anniversary of the date that this proxy statement is released to stockholders in connection with the Annual Meeting). Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our 2025 proxy statement.

In accordance with our Bylaws, in order to be properly brought before the 2025 Annual Meeting, regardless of inclusion in our proxy statement, notice of a matter a stockholder wishes to present must be delivered to the Company at the physical address provided below, not less than 90 nor more than 120 days prior to the first anniversary date of this Annual Meeting, which would be no earlier than January 29, 2025 and no later than February 28, 2025. If, however the date of the 2025 Annual Meeting is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary date of the Annual Meeting, notice by the stockholder to be timely must be delivered not later than 90 days prior to the 2025 Annual Meeting or, if later, the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is first made by us. The stockholder must also provide all of the information required by our Bylaws.

Advantage Solutions Inc.

Corporate Secretary

8001 Forsyth Boulevard

Suite 1025

Clayton, Missouri 63105

STOCKHOLDER NOMINATIONS OF DIRECTORS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

Our Bylaws provide that any stockholder who is (i) present in person, (ii) a stockholder of record of shares of the Company both at the time of giving notice provided and at the time of the meeting, and (iii) entitled to vote for the election of directors at a meeting of stockholders, may nominate persons for election as directors only if timely written notice of such stockholder’s intent to make such nomination is delivered to the Company at the physical address provided below

To be timely for the 2025 Annual Meeting, a stockholder’s notice must be delivered to, or mailed and received at, the physical address provided below not less than 90 nor more than 120 days prior to the first anniversary of the Annual Meeting, which would be no earlier than January 29, 2025 and no later than February 28, 2025. If, however the date of the 2025 Annual Meeting is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary date of the Annual Meeting, notice by the stockholder to be timely must be delivered not later than 90 days prior to the 2025 Annual Meeting or, if later, the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is first made by us.

A stockholder’s notice to our Corporate Secretary concerning the nomination of persons for election as directors must set forth the information required by our Bylaws.

In addition to satisfying the foregoing requirements under our organizational documents, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 30, 2025 (60 days prior to the one-year anniversary of the Annual Meeting).

Advantage Solutions Inc.

Corporate Secretary

8001 Forsyth Boulevard

Suite 1025

Clayton, Missouri 63105

HOUSEHOLDING

The SEC allows companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Householding is the term used to describe the practice of delivering a single set of notices, proxy statements and annual reports to any household at which two or more stockholders reside. This procedure reduces the volume of duplicate information stockholders receive and also reduces a company’s printing and mailing costs. Householding will continue until you are notified otherwise or you submit contrary instructions.

The Company will promptly deliver an additional copy of any such document to any stockholder who writes the Company. Alternatively, if you share an address with another stockholder and have received multiple copies of our notice, proxy statement and annual report, you may contact us to request delivery of a single copy of these materials. Any such written request should be directed to the Company at the following physical address or email address:

Advantage Solutions Inc.

Corporate Secretary

8001 Forsyth Boulevard

Suite 1025

Clayton, Missouri 63105

Email: stockholder.relations@advantagesolutions.net

Phone: (314) 655-9333

DELINQUENT SECTION 16(a) REPORTS\

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms furnished to us and the written representations from certain of the reporting persons that no other reports were required, we believe that during the fiscal year ended December 31, 2023, all executive officers, directors and greater than ten percent beneficial owners complied with the reporting requirements of Section 16(a), except with respect to one Form 4 amendment filed on June 5, 2023 by Dean Kaye with respect to two transactions.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, is available to stockholders without charge upon written request directed to Investor Relations, at 8001 Forsyth Boulevard, Suite 1025, Clayton, Missouri 63105 or by email at stockholder.relations@advantagesolutions.net. The Company makes available on or through our website free of charge our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after filing.

OTHER MATTERS

We do not presently know of any matters to be acted upon at the Annual Meeting other than the matters referred to in this proxy statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.

By order of the board of directors,

Bryce Robinson

Chief Legal Officer and Corporate Secretary

April 23, 2024

Annex A

Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental non-GAAP financial measure of our operating performance. Adjusted EBITDA means net loss before (i) interest expense, net, (ii) (benefit from) provision for income taxes, (iii) depreciation, (iv) impairment of goodwill and indefinite-lived assets, (v) amortization of intangible assets, (vi) gain on deconsolidation of subsidiaries, (vii) loss on divestitures, (viii) equity-based compensation of Topco, (ix) changes in fair value of warrant liability, (x) stock-based compensation expense, (xi) fair value adjustments of contingent consideration related to acquisitions, (xii) acquisition and divestiture related expenses, (xiii) costs associated with COVID-19, net of benefits received, (xiv) EBITDA for economic interests in investments, (xv) reorganization expenses, (xvi) litigation expenses, (xvii) recovery from and costs associated with the Take 5 Matter and (xviii) other adjustments that management believes are helpful in evaluating our operating performance.

We present Adjusted EBITDA because they are key operating measures used by us to assess our financial performance. These measures adjust for items that we believe do not reflect the ongoing operating performance of our business, such as certain non-cash items, unusual or infrequent items or items that change from period to period without any material relevance to our operating performance. We evaluate these measures in conjunction with our results according to GAAP because we believe they provide a more complete understanding of factors and trends affecting our business than GAAP measures alone. Furthermore, the agreements governing our indebtedness contain covenants and other tests based on measures substantially similar to Adjusted EBITDA. Adjusted EBITDA should not be considered as an alternative for our net (loss) income, our most directly comparable measure presented on a GAAP basis.

A reconciliation of Adjusted EBITDA to Net (loss) income is provided in the following table:

Consolidated	Year Ended December 31,
	2023	2022	2021
(in thousands)
Net (loss) income	$(60,318)	$(1,377,292)	$57,549
Add:
Interest expense, net	165,802	104,459	137,927
(Benefit from) provision for income taxes	(29,008)	(145,337)	33,617
Depreciation and amortization	224,697	233,075	240,041
Impairment of goodwill and indefinite-lived assets	43,500	1,572,523	—
Gain on deconsolidation of subsidiaries, net	(58,891)	—	—
Loss on divestitures	19,068	2,863	—
Change in fair value of warrant liability	(286)	(21,236)	955
Equity-based compensation of Karman Topco L.P.(a)	(2,524)	(6,934)	(10,313)
Fair value adjustments related to contingent consideration related to acquisitions(b)	10,362	4,774	4,562
Acquisition and divestiture related expenses(c)	7,024	21,039	20,173
Reorganization expenses(d)	57,021	6,094	12,502
Litigation expenses (recovery)(e)	9,519	5,357	(910)
Costs associated with COVID-19, net of benefits received(f)	3,283	7,208	(991)
(Recovery from) costs associated with the Take 5 Matter(g)	(1,380)	2,465	4,901
Stock-based compensation expense(h)	42,880	39,825	34,602
EBITDA for economic interests in investments(i)	(6,402)	(12,888)	(13,437)
Adjusted EBITDA	$424,347	$435,995	$521,178

(a)
Represents expenses related to (i) equity-based compensation expense associated with grants of Common Series D Units of Karman Topco L.P. ("Topco") made to one of the equity holders of Topco and (ii) equity-based compensation expense associated with the Common Series C Units of Topco.
(b)
Represents adjustments to the estimated fair value of our contingent consideration liabilities related to our acquisitions. See Note 9—Fair Value of Financial Instruments to our audited consolidated financial statements for the years ended December 31, 2023 and 2022.
(c)
Represents fees and costs associated with activities related to our acquisitions, divestitures, and related reorganization activities, including professional fees, due diligence and integration activities.

A-1

(d)
Represents fees and costs associated with various internal reorganization activities, including professional fees, lease exit costs, severance, and nonrecurring compensation costs.
(e)
Represents legal settlements, reserves, and expenses that are unusual or infrequent costs associated with our operating activities.
(f)
Represents (i) costs related to implementation of strategies for workplace safety in response to COVID-19, including additional sick pay for front-line associates and personal protective equipment; and (ii) benefits received from government grants for COVID-19 relief.
(g)
Represents cash receipts from an insurance policy for claims related to the Take 5 Matter and costs associated with investigation and remediation activities related to the Take 5 Matter, primarily, professional fees and other related costs.
(h)
Represents non-cash compensation expense related to PSUs, RSUs, and stock options under the 2020 Plan and the Advantage Solutions 2020 Employee Stock Purchase Plan.
(i)
Represents additions to reflect our proportional share of Adjusted EBITDA related to our equity method investments and reductions to remove the Adjusted EBITDA related to the minority ownership percentage of the entities that we fully consolidate in our financial statements.

A-2

ADVANTAGE SOLUTIONS

P.O. BOX 8016, CARY, NC 27512-9903

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Advantage Solutions Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 5, 2024
Wednesday, May 29, 2024 11:00 AM, Central Time
Annual Meeting to be held live via the Internet. Please visit www.proxydocs.com/ADV for more details.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 11:00 AM, Central Time, May 29, 2024.

Internet:
www.proxypush.com/ADV
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-844-325-1107
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/ADV

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints David Peacock and Christopher Growe (the "Named Proxies") and each of them, as the true and lawful attorneys of the undersigned, each with full power of substitution and revocation, and authorizes each of them to vote all the shares of capital stock of Advantage Solutions Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in each of their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion each of the Named Proxies is authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Advantage Solutions Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect five Class I directors from the nominees described in the proxy statement:				
		FOR	WITHHOLD		
	1.01 Christopher Baldwin	☐	☐		FOR
	1.02 Cameron Breitner	☐	☐		FOR
	1.03 Virginie Costa	☐	☐		FOR
	1.04 Timothy J. Flynn	☐	☐		FOR
	1.05 Brian K. Ratzan	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To ratify the appointment of PricewaterhouseCoopers LLP as Advantage Solutions Inc.'s independent registered public accounting firm for fiscal year ending December 31, 2024.	☐	☐	☐	FOR
3.	To approve, on an advisory (non-binding) basis, the compensation of Advantage Solutions Inc.'s named executive officers.	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/ADV

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Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date